Golar LNG Limited Base Prospectus Global Coordinators: Joint Lead Managers: Hamilton (Bermuda), 11 March 2022

Important information The Base Prospectus is based on sources such as annual reports and publicly available information and forward-looking information based on current expectations, estimates and projections about global economic conditions, as well as the economic conditions of the regions and industries that are major markets for Golar LNG Limited (the “Company”, “Golar LNG”, “Group” or “we”). A prospective investor should consider carefully the factors set forth in Chapter 2 Risk factors, and elsewhere in the Prospectus, and should consult his or her own expert advisers as to the suitability of an investment in the bonds. IMPORTANT – EEA AND UK RETAIL INVESTORS - If the Final Terms in respect of any bonds includes a legend titled "Prohibition of Sales to EEA Retail Investors" and/or "Prohibition of Sales to UK Retail Investors", the bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (‘EEA’) and/or in the United Kingdom (the “UK”). Consequently no key information document required by Regulation (EU) No. 1286/2014 (as amended) (the PRIIPs Regulation) (and for UK, as it forms part of domestic law by virtue of the EUWA (the UK PRIIPs Regulation)) for offering or selling the bonds or otherwise making them available to retail investors in the EEA and/or the UK has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA and/or the UK may be unlawful under the PRIIPs Regulation and/ or the UK PRIIPS Regulation. MiFID II product governance and/or UK MiFIR product governance – The Final Terms in respect of any bonds will include a legend titled “MiFID II product governance” and/or “UK MiFIR product governance” which will outline the target market assessment in respect of the bonds and which channels for distribution of the bonds are appropriate. Any person subsequently offering, selling or recommending the bonds (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the bonds (by either adopting or refining the target market assessment) and determining appropriate distribution channels. This Base Prospectus is subject to the general business terms of the Global Coordinators and the Joint Lead Managers, available at their websites (www.danskebank.no, www.dnb.no, www.nordea.no and www.paretosec.com). The Global Coordinators and the Joint Lead Managers and/or any of their affiliated companies and/or officers, directors and employees may be a market maker or hold a position in any instrument or related instrument discussed in this Base Prospectus and may perform or seek to perform financial advisory or banking services related to such instruments. The Global Coordinators' and the Joint Lead Managers’ corporate finance department may act as manager or co-manager for this Company in private and/or public placement and/or resale not publicly available or commonly known. Copies of this Base Prospectus are not being mailed or otherwise distributed or sent in or into or made available in the United States. Persons receiving this document (including custodians, nominees and trustees) must not distribute or send such documents or any related documents in or into the United States. Other than in compliance with applicable United States securities laws, no solicitations are being made or will be made, directly or indirectly, in the United States. Securities will not be registered under the United States Securities Act of 1933 and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. The distribution of the Base Prospectus may be limited by law also in other jurisdictions, for example in non-EEA countries. Approval of the Base Prospectus by Finanstilsynet (the Norwegian FSA) implies that the Base Prospectus may be used in any EEA country. No other measures have been taken to obtain authorisation to distribute the Base Prospectus in any jurisdiction where such action is required. The Base Prospectus dated 11 March 2022 together with a Final Terms and any supplements to these documents constitute the Prospectus. The content of this Base Prospectus does not constitute legal, financial or tax advice and potential investors should seek legal, financial and/or tax advice. Unless otherwise stated, this Base Prospectus is subject to Norwegian law. In the event of any dispute regarding the Base Prospectus, Norwegian law will apply.

TABLE OF CONTENTS: 1 RISK FACTORS ................................................................................................................ 4 2 DEFINITIONS .................................................................................................................. 9 3 PERSONS RESPONSIBLE ................................................................................................. 11 4 STATUTORY AUDITORS ................................................................................................... 12 5 INFORMATION ABOUT THE ISSUER .................................................................................. 13 6 BUSINESS OVERVIEW .................................................................................................... 15 7 ORGANIZATIONAL STRUCTURE ........................................................................................ 18 8 TREND INFORMATION .................................................................................................... 19 9 ADMINISTRATIVE, MANAGEMENT AND SUPERVISORY BODIES ............................................ 20 10 MAJOR SHAREHOLDERS ................................................................................................ 23 11 FINANCIAL INFORMATION CONCERNING THE COMPANY'S ASSETS AND LIABILITIES, FINANCIAL POSITION AND PROFITS AND LOSSES ..................................................................... 24 12 DOCUMENTS AVAILABLE ............................................................................................... 26 13 FINANCIAL INSTRUMENTS THAT CAN BE ISSUED UNDER THE BASE PROSPECTUS ............... 27 14 THIRD PARTY INFORMATION AND STATEMENT BY EXPERTS AND DECLARATIONS OF ANY INTEREST ............................................................................................................. 36 CROSS REFERENCE LIST ................................................................................................... 37 GLOBAL COORDINATORS’ AND JOINT LEAD MANAGERS’ DISCLAIMER ..................................... 38 ANNEX 1 MEMORANDUM OF ASSOCIATION AND BYE-LAWS ................................................... 39 ANNEX 2 TEMPLATE FOR FINAL TERMS FOR FIXED AND FLOATING RATE BONDS ...................... 40 ANNEX 3 SUBSIDIARIES .................................................................................................... 53 ANNEX 4 COMPLETE FLEET LIST ......................................................................................... 54

1 Risk factors Investing in bonds issued by Golar LNG Limited involves inherent risks. As the Company is the parent company of the Group, and a holding company, the risk factors for the Group are deemed to be equivalent for the purpose of this Base Prospectus. The risks and uncertainties described in the Prospectus are risks of which the Company is aware and that the Company considers to be material to its business. If any of these risks were to occur, the Company’s business, financial position, operating results or cash flows could be materially adversely affected, and the Company could be unable to pay interest, principal or other amounts on or in connection with the bonds. Prospective investors should carefully consider, among other things, the risk factors set out in this Base Prospectus, before making an investment decision. The risk factors set out in this Base Prospectus and the Final Terms cover the Company and the bonds issued by the Company, respectively. An investment in the bonds is suitable only for investors who understand the risk factors associated with this type of investment and who can afford a loss of all or part of their investment. Any investor must conduct its own investigations and analysis of the Company and should consult his or her own expert advisors as to the suitability of any investment. 1.1 Risks related to the Group’s business The market for LNG transportation and regasification services is competitive The market for LNG transportation and regasification services in which the Group operates is competitive, especially with respect to the negotiation of long-term charters. Furthermore, new competitors with greater resources could enter the market for LNG carriers or FSRUs and operate larger fleets through consolidations, acquisitions or the purchase of new vessels, and may be able to offer lower charter rates and more modern fleets, which may affect the Group’s business, results of operations and financial condition. Failure to find profitable employment for our fleet in a volatile spot/short-term market could adversely impact the Group’s operations. The Group operates the majority of its vessels in the spot/short-term charter market, which is subject to volatility. Failure to find profitable employment for these vessels could adversely affect the Group’s operations. The spot market refers to charters for periods of up to twelve months or less. Spot/short-term charters expose the Group to the volatility in spot charter rates, which can be significant. In contrast, medium to long-term time charters generally provide reliable revenues, but they also limit the portion of the Group’s fleet available to the spot market during an upswing in the LNG industry cycle, when spot market voyages might be more profitable. The charter rates payable in the spot market are uncertain and volatile and will depend upon, among other things, economic conditions in the LNG market. A sustained decline in charter or spot rates or a failure to successfully charter our vessels could have a material adverse effect on our results of operations and our ability to meet our financing obligations as additional working capital may be required for continued operation of our vessels. The demand for LNG, LNG carriers, FSRUs and FLNGs will depend on prevailing energy prices The profitability and prospects of the LNG shipping sector, the floating storage and regasification sector and the floating liquefaction sector are subject to prevailing energy prices and demand. While global LNG demand has continued to rise, the rate of its growth has fluctuated for several reasons, including fluctuations in the price of natural gas and other sources of energy, the continued increase in natural gas production from unconventional sources, including hydraulic fracturing, in regions such as North America and the highly complex and capital-intensive nature of new and expanded LNG projects, including liquefaction projects. The results of operations and financial condition of the Group will consequently depend on continued world and regional energy prices and demand for LNG, LNG carriers, FSRUs and FLNGs. The FLNG conversions undertaken by the Group are highly complex FLNG vessels are complex and their operations are technically challenging and subject to mechanical risks and problems. Unforeseen operational problems with the Hilli Episeyo (“FLNG Hilli”), or future projects by the Group such as the Gimi Conversion (“FLNG Gimi”), may lead to a loss of future revenues or higher than anticipated future operating expenses or require additional capital expenditures. The completion of retrofitting the Group’s vessels as FLNG vessels could be subject to significant cost overruns. If the shipyard is unable to deliver any converted FLNG vessel on time, the Group might be unable to perform its obligations under the related tolling agreement. Furthermore, if any future FLNG vessels, once converted, are unable to meet certain performance requirements or perform as intended, such vessels may have to accept reduced tolling rates. Either of these possibilities would have a negative impact, which could be significant, on the Group’s business, results of operations and financial condition. In addition, due to the new nature of the technology, only a very limited number of contractors have relevant experience with FLNG conversions and as a result the Group is reliant on a small number of contractors with relevant experience. Accordingly, a change of contractors, for any reason, would likely result in higher costs and a significant delay to our delivery schedules. FLNG Hilli is not 100% utilized The Group cannot guarantee the full utilization of the full capacity of FLNG Hilli and sufficient profitability to justify its investment. FLNG Hilli commenced commercial operations in June 2018, under the terms of the liquefaction tolling agreement (“LTA”) by and between Perenco and SNH (the “Customer”). The LTA commits of a portion of the capacity of the four liquefaction trains (1.2 mmt per annum of the 2.4 mmt per annum capacity). In July 2021, we signed an agreement with the Customer to increase the utilization of the FLNG Hilli, commencing in January 2022, by 200,000 tons of LNG, bringing total utilization in 2022 to 1.4 million tons. Under the agreement, the Customer was granted further option to increase capacity utilization of FLNG Hilli by up to 400,000 tons of LNG per year from January 2023 through to the end of the current contract term in 2026, which must be declared during the third quarter of 2022. To date, remaining capacity of FLNG Hilli is not yet contracted. Delays in contracting such additional capacity could adversely affect the Group’s financial performance and may not deliver its anticipated profitability or generate cash flow sufficient to justify the Group’s investment. Delays and costs associated with renegotiation of the Group’s conversion contracts and capital expenditure could adversely affect its earnings, cash flows and financial condition The 20-year Lease and Operate Agreement (“LOA”) with BP Mauritania Investments Ltd (“BP”) for the charter of the FLNG Gimi provides both parties with the right to suspend or terminate the agreement under certain circumstances after performance has begun, including as a result of a prolonged force majeure event. Should the Group be unable to meet its obligations under the LOA in a manner that gives rise to a right to terminate the agreement by BP, the Group could be obligated to pay substantial damages to BP which would have a negative impact on the Group’s earnings, cash flow and financial condition and could make it difficult to induce counterparties to contract with us for future FLNG conversions. The values of the Group’s vessels may fluctuate Vessel values can fluctuate substantially over time due to a number of different factors, such as prevailing economic and market conditions in the natural gas and energy markets; increases in the supply of vessel capacity without a commensurate increase in demand, the type, size and age of a vessel; and the cost of retrofitting or modifying existing vessel. Any impairment charges incurred as a result of a decline in market value of our vessels againsts its carrying value could negatively affect our business, financial condition, operating results or the trading price of our common shares. The realization of vessel values may consequently take time and will be exposed to a variety of general and specific market conditions. When vessel values are low, we may not be able to dispose of vessels at a reasonable price when we wish to sell vessels, and conversely, when vessel values are elevated, we may not be able to acquire additional vessels at attractive prices when we wish to acquire additional vessels, which could adversely affect our business, results of operations, cash flow, financial condition and ability to make distributions to unitholders. The Group is dependent on its executive management, senior management team and key employees with relevant experience The Group is dependent upon its executive management, as well as its senior management team and small number of key employees with relevant and highly specific operational, commercial, technical and financial experience and skillset relating to the LNG industry and value chain. Without limitation, an example would be the securing and negotiation of an FLNG charter party and subsequent project execution of such a contract. The loss of such personnel and the failure to successfully recruit replacements in a timely manner, or at all, would have a material adverse effect on its business, prospects, financial condition and results of operations. A loss of one or more individuals within these groups may expose the Group to lack of sufficient knowledge about one or more of the projects or activities the Group is engaged in – leading to a situation whereby our ability to deliver or execute as per contractually agreed could be compromised which in turn may have material economic impact on the Group. The Group may be exposed to these situations in respect of commercial, financial, legal and operational relationships across both existing clients, service providers and lenders and prospective new business activities. Outbreaks of epidemic and pandemic diseases and governmental responses thereto could adversely affect the Group’s business The Group’s operations are subject to risks related to outbreaks of infectious diseases, including the ongoing COVID-19 pandemic, which has been spreading around the world since December 2019. Many countries worldwide, affected by the outbreak, declared national emergencies due to the outbreak. The COVID-19 outbreak has negatively affected economic conditions and energy prices have been volatile. The COVID-19 outbreak has also negatively affected the supply chain, the labour market, the demand for LNG and LNG shipping regionally as well as globally and may otherwise impact the Group’s operations and the operations of its customers and suppliers. Governments in affected countries have been imposing and may continue to impose travel bans, quarantines and other emergency public health measures. These measures, though temporary in nature, may continue and increase as countries attempt to contain the outbreak. The extent of the COVID-19 outbreak’s effect on its operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. The Group may not be able to obtain financing, to meet obligations as they fall due or to fund growth or future capital expenditures In order to fund future FLNG vessels, liquefaction projects, vessel acquisitions, increased working capital levels or other capital expenditures, the Group may be required to use cash from operations, incur additional borrowings, raise capital through the sale of debt instruments or additional equity securities. The Group’s ability to do so may be limited by the Group’s financial condition at the time of such financing or offering, as well as by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond the control of the Group. The failure to obtain funds for future capital expenditures could impact the Group’s results of operations, financial condition and its ability to repay the Bonds. The Group’s ability to service its debt is dependent on cash flow from its subsidiaries The Company is a holding company and relies principally on cash flows earned and dividends paid by its subsidiaries for cash requirements, including the funds necessary to service any debt it may incur. The Company’s subsidiaries may be restricted in their ability to transfer a portion of their net income to the Company, whether in the form of dividends, loans or advances, and the imposition of such a limitation could materially and adversely limit the Company’s ability to grow, make investments or acquisitions that could be beneficial to its businesses, or otherwise fund and conduct its business. The Group is highly leveraged and subject to restrictions in its financing agreements that impose constraints on its operating and financing flexibility

The Group has significant indebtedness outstanding under its several outstanding loans. The Group may need to refinance some or all of its indebtedness or loan facilities or additional indebtedness that it may incur in the future to, among other things, acquire additional vessels or for working capital requirements. It cannot assure you that it will be able to do so on terms acceptable to the Group or at all. If the Group cannot refinance its indebtedness, it will have to dedicate some or all of its cash flows and cash held for such repayments, and it may be required to sell some of its assets to pay the principal and interest on its indebtedness. The Group’s loan facilities and the indentures for its bonds are subject to certain limitations on its business and future financing activities. Due to these restrictions, the Group may need to seek permission from its lenders in order to engage in some corporate actions. The Group’s lenders’ interests may differ from the Group’s and the Group cannot guarantee that waivers from lenders’ will be obtained when needed. This may prevent the Group from taking actions that are in its best interests as a consequence of lenders exercising rights or control prohibiting the Group to act timely in taking such actions. Risk of maritime liens Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting or attaching a vessel through foreclosure proceedings in addition, in some jurisdictions a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. The arrest or attachment of one or more of the Group’s vessels could interrupt the business or require large sums of money to have the arrest or attachment lifted, which could have a negative effect on the Company’s cash flows and the ability to service its debt. Exposure to equity price volatility in New Fortress Energy Inc’s (“NFE”) and Cool Company Limited (“Cool Company”) shares could adversely affect the Group’s ability to perform its obligations. The Group owns 18.6 million shares of NFE Class A common stock and 125 million shares of Cool Company Limited common shares. Should the price of the Group’s NFE common stock or Cool Company decline materially, and the Group sold shares at substantially lower prices, the Group’s ability to repay our financial obligations, including these bonds, or fully comply with other contractual commitments could be at risk. Guarantee obligations in respect of indebtedness of affiliates and others The Group guarantees the indebtedness of its affiliates and external parties. If certain of the Group’s affiliates and/or external parties are unable to service their debt requirements or comply with certain provisions contained in their loan agreements, this may have a material adverse effect on the Group. The Group operates in jurisdictions with considerable political and security risks The group operates in, and/or are pursuing projects which could lead to future operations in, areas of the world where there are heightened political and security risks. The Group identifies higher risk countries in which it operates through its own data, the experiences of its partners and customers, and publicly available third-party information such as Transparency International, the World Bank and TRACE International, and monitor the specific risks associated with countries in which they operate.The impact from such risks to the Group’s business may materalize in damage or loss of a vessel, loss of life, reputational damage, loss of rights and loss of earnings. Risk related to accidents, spills or maritime disasters All vessels and industrial processes carry or involve potential pollutants and consequently the operation of FSRUs, FLNGs and LNG carriers is inherently risky. Due to the nature of the operations of the Group, the Group’s vessels and cargo is at risk of being damaged or lost because of events such as marine disasters, acts of piracy, environmental accidents, bad weather, mechanical failures, grounding, fire, explosions and collisions, human error, national emergency and war and terrorism. Any of these risks, should they materialize, could cause damage or loss of a vessel, loss of life or other environmental consequences. Further, the costs of compliance associated with changes in environmental regulations could require significant expenditures, and breaches of such regulations may result in the imposition of material fines and penalties or temporary or permanent suspension of production operations. Risk of regulatory changes The Group operates in a market which is governed by regulatory regimes which may be subject to change. If regulations change, or if the Group or its partners fail to abide by regulations or meet the requirements of the jurisdictions in which its vessels operate, then the Group may lose rights or suffer fines or other penalties which could be substantial. Continued provision of management services is reliant on third parties The Group has entered into certain agreements with third parties for the provision of certain technical, crew, commercial, corporate secretarial and other agreements. As the Group is responsible for the operating expenses under such agreements, significant fluctuation of such expenses could materially and adversely affect the Group’s results of operations. If the Group is unable to deliver the services that it is contracted to provide, it could result in a material adverse effect on its reputation and its results of operations. Counterparty risks The performance of an underlying investment depends heavily on its counterparties' ability to perform their obligations under agreed charter parties. Default by a counterparty of its obligations under its charter party agreements may have material adverse consequences on our results of operations.

1.2 Risks related to the market and economic conditions Macroeconomic conditions Changes in national and international economic conditions, including, for example interest rate levels, inflation and employment levels may influence the valuation of real tangible and financial assets. In turn, this may impact the demand for goods, services and assets globally and thereby the macro economy. The current macroeconomic situation is uncertain and there is a risk of negative developments. The Group anticipates a significant number of the port calls made by its vessels will continue to involve the loading or discharging of LNG in ports in the Asia Pacific region. As a result, any negative changes in economic conditions globally or in any Asia Pacific country specifically, particularly in China, may have a material adverse effect on the Group’s business, financial condition, results of operations or its future prospects. Interest rate risk and covenant risks Any changes in the underlying interest rate would directly affect the returns on the underlying investments. Interest rate levels can also indirectly affect the value of the assets at the point of sale, which could negatively impact the Group’s results of operations, financial condition and ability repay maturing debts and the Bonds. The Group’s loan agreements include financial covenants, if these covenants are not complied with, the Group may not be able to draw on its credit facilities and outstanding amounts may become due and payable. If the Company or any Group company is required to repay any financial indebtedness and alternative financial resources are not available at such time, this may have an adverse effect on the Group’s liquidity and financial condition. Currency exchange risk Charter hire is normally payable in US Dollars and the value of the vessels is normally denominated in US Dollars. However certain revenues, expenses, assets and liabilities are denominated in Euro, the British Pound, the Norwegian Kroner and other currencies. Thus, currency fluctuations may affect both the investors' return, and Group‘s cash flows, financial condition and results of operations. 1.3 Risks related to the Bonds Risk of being unable to repay the Bonds The Group's ability to generate cash flow from operation and to make scheduled payments on and to repay its indebtedness, including the Bonds, will depend on the future financial performance of the Group. The future performance of the Group will be affected by a range of economic, competitive, governmental, operating and other business factors, many of which cannot be controlled. Risks related to the market for the Bonds There is no existing market for the Bonds, and there can be no assurance given regarding the future development of a trading market for the Bonds. The pricing of the Bonds can be volatile. Potential investors should note that it may be difficult or even impossible to trade and sell the Bonds in the secondary market. Even if the Bonds are admitted to trading, active trading in the Bonds may not occur and a liquid market for trading in the Bonds may not be available even if the Bonds are listed. Risks related to transfer restrictions on the Bonds As the Group is relying upon exemptions from registration under the U.S. Securities Act, applicable state securities laws, and UK and EU securities laws in the placement of the Bonds, the Bonds may only be transferred in a transaction registered under or exempt from the registration or prospectus requirements of such legislation in the future. Therefore, investors may not be able to sell their Bonds at their preferred time or price. The Group cannot assure investors as to the future liquidity of the Bonds. The trading price of the Bonds may be volatile Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Bonds. This may impact the bondholders ability to sell Bonds at an acceptable price – potentially incurring losses. Optional redemption of Bonds by Company may impact value of the Bonds The Bonds may be subject to optional redemption by the Company, which may have a material adverse effect on the value of the Bonds. The terms and conditions of the Bonds will provide that the Bonds shall be subject to optional redemption by the Company at their outstanding principal amount, plus accrued and unpaid interest to the date of redemption, plus a premium calculated in accordance with the terms and conditions of the Bonds. This is likely to limit the market value of the Bonds. It may not be possible for bondholders to reinvest proceeds at an effective interest rate as high as the interest rate on the Bonds. Changes in exchange rates may have a material adverse effect on the value of the principal payable on the Bonds As the Company will pay principal and interest on the Bonds and make any other payments under the Bonds in USD, significant changes to the applicable exchange rates due to economic, political or other factors over which the Group has no control, present certain risks if an investor’s financial activities are denominated principally in a currency other than USD. Further, exchange controls imposed or modified by the relevant authorities could adversely affect an applicable exchange rate, and as a result the investors may receive less or no interest or principal.

Prospective investors may not be able to recover losses incurred through civil proceedings for Norwegian or U.S. securities laws violations The Company is incorporated under Bermuda law. All of the Company's members of senior management and directors and executives currently reside outside the United States and all of its assets are currently located outside the United States. As a result, prospective investors may be unable to effect service of process within the United States or to recover on judgments of United States courts in any civil proceedings under the United States federal securities laws, and there can be made no assurances that civil proceedings can be effected in Norway against the Company, members of senior management and directors and executives. Defaults or insolvency of subsidiaries The Group’s loan agreements contain certain cross -default provisions. Defaults by, or the insolvency of, any subsidiaries of the Group could result in the obligation of the Group to make payments under parent company financial or performance guarantees in respect of such subsidiaries’ financial indebtedness, or cause cross-defaults on other financial indebtedness of the Group. Put Option Event - the Company’s ability to redeem the Bonds with cash may be limited Upon the occurrence of a Put Option Event, each individual bondholder shall have a right of pre-payment of the Bonds as set out in the Bond Agreement. However, it is possible that the Company may not have sufficient funds to make the required redemption of Bonds, resulting in an event of default under the Bonds. The consequence of such a situation is that bondholders may take legal action in order to redeem the value of their investment. The terms and conditions of the Bonds will allow for modification of the Bonds or waivers or authorisations of breaches and substitution of the Company which, in certain circumstances, may be affected without the consent of bondholders The terms and condition of the Bonds will contain provisions for calling meetings of bondholders and certain written amendment procedures. These provisions permit defined majorities to make decisions affecting and binding all bondholders. The bond trustee may, without the consent of the bondholders, agree to certain minor modifications of the agreement for the terms and conditions of the Bond and other finance documents which, in the opinion of the bond trustee, are proper to make and will not adversely affect the bondholder's rights. No action against the Company and bondholders' representation In accordance with the terms and conditions of the Bonds, the bond trustee will represent all bondholders in all matters relating to the Bonds and the bondholders are prevented from taking actions on their own against the Company. Consequently, individual bondholders do not have the right to take legal actions to declare any default by claiming any payment from the Company directly and may therefore lack effective remedies unless and until a requisite majority of the bondholders agree to take such action.

2 Definitions Additional Bonds Means the debt instruments issued under a Tap Issue, including any Temporary Bonds. Please see Bonds Terms for definition of Tap Issue and Temporary Bond. Annual Report 2020 The audited consolidated financial statements of Golar LNG Limited as of and for the year ended December 31, 2020, included in the 2020 Form 20-F filed with the United States Securities and Exchange Commission. Annual Report 2019 The audited consolidated financial statements of Golar LNG Limited as of and for the year ended December 31, 2019, included in the 2019 Form 20-F filed with the United States Securities and Exchange Commission. Base Prospectus This document dated 11 March 2022. Bonds Terms Means the terms and conditions, including all Attachments which form an integrated part of any Bond Terms to be listed under this Base Prospectus, in each case as amended and/or supplemented from time to time. Please see Bond Terms for definition of Attachment. Bonds Means (i) the debt instruments issued by the Issuer pursuant to the Bond Terms including any Additional Bonds, and (ii) any overdue and unpaid principal which has been issued under a separate ISIN in accordance with the regulations of the CSD from time to time. Cool Company Cool Company Limited, a company owning eight TFDE LNG carriers where Golar LNG Limited owns 31.3% as of 31st January 2022. Company/Issuer/Golar LNG Golar LNG Limited, a corporation organised under the laws of Bermuda. Final Terms Document to be prepared for each new issue of bonds under the Prospectus. The template for Final Terms is included in the Base Prospectus as Annex 2. The template for Final Terms has been approved by the Norwegian FSA, as competent authority under Regulation (EU) 2017/1129. The Norwegian FSA only approves this template for Final Terms as meeting the standards of completeness, comprehensibility and consistency imposed by Regulation (EU) 2017/1129. Such approval should not be considered as an endorsement of the quality of the securities that are the subject of this template for Final Terms. Investors should make their own assessment as to the suitability of investing in the securities. FLNG Floating liquefaction natural gas vessel FSRU Floating storage and regasification unit Global Coordinators: DNB Bank ASA and Pareto Securities AS Group Golar LNG Limited and its subsidiaries from time to time Interim Report Q1 2021 The unaudited condensed consolidated financial statements of Golar LNG Limited as of and for the three months period ended March 31, 2021, included in the Form 6-K filed with the United States Securities and Exchange Commission. Interim Report Q2 2021 The unaudited condensed consolidated financial statements of Golar LNG Limited as of and for the six months period ended June 30, 2021, included in the Form 6-K filed with the United States Securities and Exchange Commission. Interim Report Q3 2021 The unaudited condensed consolidated financial statements of Golar LNG Limited as of and for the nine months period ended September 30, 2021, included in the Form 6- K filed with the United States Securities and Exchange Commission. Joint Lead Managers Danske Bank A/S and Nordea Bank Abp LNG Liquefied natural gas NFE New Fortress Energy Inc. SNH Société Nationales des Hydrocarbures TFDE LNG Tri-Fuel diesel electric propulsion LNG ships

TTF Dutch Title Transfer Facility, a virtual trading point for natural gas in the Netherlands U.S. GAAP United States generally accepted accounting principles

3 Persons responsible 3.1 Persons responsible for the information Persons responsible for the information given in the Base Prospectus are as follows: Golar LNG Limited 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda 3.2 Declaration by persons responsible Golar LNG Limited declares that, to the best of its knowledge, the information contained in the Base Prospectus is in accordance with the facts and that the Base Prospectus makes no omission likely to affect its import. Eduardo Maranhão Chief Financial Officer Golar LNG Limited Hamilton (Bermuda), 11 March 2022 Approval of the Base Prospectus The Base Prospectus has been approved by the Norwegian FSA, as competent authority under Regulation (EU) 2017/1129. The Norwegian FSA only approves this Base Prospectus as meeting the standards of completeness, comprehensibility and consistency imposed by Regulation (EU) 2017/1129. Such approval should not be considered as an endorsement of the Issuer that is the subject of this Base Prospectus.

4 Statutory Auditors The statutory auditor for the Issuer for the period covered by the historical financial information in this Base Prospectus has been Ernst & Young LLP, an independent registered public accounting firm. Ernst & Young LLP is member of the Institute of Chartered Accountants in England and Wales. Ernst & Young LLP has its registered address at 1 More London Riverside, London SE1 2AF, United Kingdom.

5 Information about the Issuer 5.1 History and development of the Company 5.1.1 Name and contact details The legal name of the Issuer is Golar LNG Limited, the commercial name is Golar LNG. The address, telephone number and website of the Issuer’s principal place of business is as follow: Golar LNG Limited 2nd Floor, S.E. Pearman Building 9 Par-la-Ville Road, Hamilton HM 11, Bermuda Telephone: +1 (441) 295-4705 Website https://www.golarlng.com The information on the website mentioned above does not form part of the Base Prospectus unless that information is incorporated by reference into the Base Prospectus. 5.1.2 Place of registration, registration number and LEI code The Company is registered with the Registrar of Companies in Bermuda with registration number 30506. The Company’s LEI code is 213800C2VSFZG3EZLO34. 5.1.3 Incorporation, domicile and legal form The Company is a corporation organised under the laws of Bermuda. Golar LNG Limited was incorporated on May 20, 2001. The Company operates under the provisions of the Bermuda Companies Law of 1981. 5.1.4 Objects and purposes Golar LNG’s primary business is to provide infrastructure for the liquefaction, transportation, regasification of LNG. The Company is also engaged in the the acquisition, ownership, operation and chartering of FLNGs, FSRUs and LNG carriers. The Company also operates vessels on behalf of third parties under management agreements. The Company's Memorandum of Association and Bye-laws can be found at the Company's website: https://www.golarlng.com/investors/legal/memorandum-of-association-and-bye-laws.aspx 5.1.5 Recent events for evaluation of the issuer’s solvency In January 2022, Golar LNG and Cool Company entered into an agreement (the “Vessel SPA”) under which Cool Company acquired from Golar, eight modern TFDE LNG vessels and the Cool Pool Limited, the fleet’s commercial management company. A gross total of $275 million of equity was raised with Golar retaining 31.3% of Cool Company. As part of the transaction Golar repaid debt and leases totalling $589.9 million. 5.1.6 Changes in borrowing and funding structure since the last financial year In October 2021, Golar LNG closed these Bonds, which will mature in October 2025 and bear interest at 7.00% per annum. The net proceeds from the Bonds will be used to partly refinance its USD 402.5 million 2017 convertible bonds maturing in February 2022 (“2017 Convertible Bonds”) and for general corporate purposes. Contemporaneous with the closing, Golar LNG redeemed USD 85.2 million of the 2017 Convertible Bonds outstanding principal. In November 2021, Golar LNG entered into a supplemental agreement with its existing lender, CCB Financial Leasing Corporation Limited, to extend the Golar Seal's put option maturity from January 2022 to January 2025. In November 2021 Golar LNG executed a Margin Loan Agreement (the “2021 Margin Loan”) which has a term of three years, a revolving facility limit of USD 200.0 million and bears interest at LIBOR plus a margin of 2.8%. The 2021 Margin Loan is secured by the 18.6 million NFE Shares that Golar LNG owns. Golar LNG is permitted under the terms of the 2021 Margin Loan, to release a portion of the pledged NFE Shares in accordance with the prescribed loan to value ratio based on the then- current market value of such NFE Shares. In November 2021, Golar LNG repaid in full its USD 100.0 million Revolving Credit Facility (“RCF”), using the proceeds from these Bonds. The NFE Shares held as security to the RCF, were subsequently released.

In December 2021, Golar LNG completed refinancing of the FSRU “Golar Tundra” with a $158.0 million loan facility under a 5- year tenor replacing the previous $104.4 million maturing in June 2022. The facility bears interest at LIBOR plus a margin of 3.00% and can be increased to $182.0 million subject to certain commercial chartering conditions being met. A commitment fee applies to the undrawn amount. In January 2022, as part of the creation of Cool Company, Golar obtained credit approval for financingof six vessels through a sustainability-linked bank facility totalling $580 million under a 5-year tenor bearing an interest of SOFR plus 2.75%. This facility is non-recourse to Golar and replaced existing financing for the six vessels which total $589.9 million (as of 31st December 2021). The remaining two vessels being sold will remain under existing sale-leaseback financing arrangements with a continuing Golar LNG guarantee (along with an additional Cool Company guarantee). The charge to Cool Company for this Golar LNG guarantee will be 0.5% per annum. In February 2022, Golar LNG executed a $250 million term loan facility with Sequoia Investment Management Company Limited which has a term of 7 years and bears interest in the range of LIBOR plus a margin of 4.5% to 5.5% (subject to certain financial ratio thresholds). The term loan has no scheduled amortization, but is subject to a cash sweep mechanism from the fourth year. The loan can be drawn in two tranches of $125 million. 5.1.7 Expected financing of activities A portion of the proceeds from these Bonds, together with proceeds to be drawn under the 2021 Margin Loan, will be used to redeem the Company’s outstanding 2017 Convertible Bonds – which currently has an outstanding balance of USD 317.3 million. Golar LNG owns 70% of Gimi MS Corporation, the entity owning the Gimi FLNG unit. As of 31st December 2021, Gimi MS Corporation had assets under development directly associated with Gimi FLNG of $877.8 million, of which $41.2 million was capitalized interest cost. The total capital expenditure is estimated to approximately $1.5 billion. The capital expenditure is partly funded by a $700 million facility under which $410 million has been drawn. Golar LNG may also from time to time incur capital expenditure on modifications to existing FSRU and/or LNG carriers in order to comply with client requirements to secure long-term chartering opportunities or enable a sale of the vessel.

6 Business Overview 6.1 General Golar LNG Limiited is in international provider of services to the LNG industry through three main markets; shipping, regasification and liquefaction. We were formed in 2001. Golar is publicly listed on the NASDAQ Global Select stock exchange under the ticker GLNG. Our primary strategy focuses on servicing our customers through our fleet of FLNG units, LNG carriers and FSRU units through short-, medium- and long-term charters. In executing our strategy, we may engage in vessel or business acquisiions or enter into joint ventures and partnerships with companies that provide increased access to emerging opportunities from gloal expansion of the LNG market. We may consider other opportunities to which our competitive strengths are well suited, including entering into integrated upstream projects through our FLNG units. 6.2 Main categories of services performed and principal markets Shipping LNG carriers are usually chartered to carry LNG pursuant to time-charter contracts, where a vessel is hired for a fixed period of time and the charter rate is payable to the owner on a monthly basis and in advance. LNG shipping historically has been transacted with long-term, fixed-rate time-charter contracts. LNG projects require significant capital expenditures and typically involve an integrated chain of dedicated facilities and cooperative activities. Accordingly, the overall success of an LNG project depends heavily on long-range planning and coordination of project activities, including marine transportation. Most shipping requirements for new LNG projects continue to be provided on a long-term basis, though the levels of spot voyages (typically consisting of a single voyage), short-term time-charters and medium-term time-charters have grown in recent years. In the LNG market, we compete principally with other private and state-controlled energy and utilities companies that generally operate captive fleets, and independent ship owners and operators. Many major energy companies compete directly with independent owners by transporting LNG for third parties in addition to their own LNG. Given the complex, long-term nature of LNG projects, major energy companies historically have transported LNG through their captive fleets. However, independent fleet operators have been obtaining an increasing percentage of charters for new or expanded LNG projects as some major energy companies have continued to divest non-core businesses. LNG carriers transport LNG internationally between liquefaction facilities and import terminals. After natural gas is transported by pipeline from production fields to a liquefaction facility, it is supercooled to a temperature of approximately negative 160 degrees Celsius. This process reduces its volume to approximately 1/600th of its volume in a gaseous state. The reduced volume facilitates economical storage and transportation by ship over long distances, enabling countries with limited natural gas reserves or limited access to long-distance transmission pipelines to import natural gas. LNG carriers include a sophisticated containment system that holds the LNG and provides insulation to reduce the amount of LNG that boils off naturally. The natural boil off is either used as fuel to power the engines on the ship or it can be reliquefied and put back into the tanks. LNG is transported overseas in specially built tanks in double-hulled ships to a receiving terminal, where it is offloaded and stored in insulated tanks. In regasification facilities at the receiving terminal, including FSRUs, the LNG is returned to its gaseous state (or regasified) and then shipped by pipeline for distribution to natural gas customers. Global LNG trade reached 388 million metric tons in 2021, representing 5.8% year over year growth with China overtaking Japan as the largest importer at 81 million metric tons. According to IHS Markit, global LNG trade is expected to grow to approximately 440 million metric tons by 2025 based on existing capacity, capacity under construction and planned capacity additions. The majority of supply will be brought on in the Atlantic basin whereas demand is expected to growh mainly in the Asia-Pacific The LNG carrier spot market for Tri-Fuel Diesel Electric vessels averaged approximately $92,000/day in 2021 – compared to $59,000/day in 2020 – according to an average of five ship brokers. The historical 20-year average is approximately $67,500/day. The LNG carrier freight market was positively impacted by higher prices for the commodity itself with wide arbitrages between regions driving the rates up. Newbuild prices for LNG carriers increased through 2021 with an indicated price of approximately $180 million at the start of the year to above $210 million at year-end. The increase in prices was a consequence of increased ordering activity in other shipping segments combined with escalating prices of equipment and higher ordering activity by ship owners. The Company owns and manages a fleet of high-quality LNG carriers. As of December 31, 2021, Golar LNG’s owned shipping fleet comprises nine LNG carriers and one FSRU. The vessel fleet that it manages for third parties under management agreements comprises seven LNG carriers and eight FSRUs. The majority of these vessels use fuel efficient propulsion and low boil-off technology and are compatible with most LNG loading and receiving terminals worldwide. The Company’s shipping strategy will continue to prioritise longer term utilisation over short- term opportunities. On an opportunistic basis and over time, the Company aims to also convert some of its LNG carriers into FLNGs and FSRUs. On January 26, 2022, Golar and Cool Company Limited (Cool Company), a wholly owned subsidiary of Golar, entered into an agreement (the “Vessel SPA”) under which Cool Company will acquire from Golar, eight modern TFDE LNG vessels and the

Cool Pool Limited, the fleet’s commercial management company. Cool Company raised $275 million in a private placement to fund the acquisition. Golar retains ownership of 31.3% of Cool Company. Following the closing of the Vessel SPA, Golar’s wholly-owned shipping and regasification assets consists of one LNGC and one FSRU. Please see Annex 4 for a list of the Company’s owned and managed shipping fleet as of 31 December 2021. The Cool Pool In October 2015, the Company entered into an LNG carrier pooling arrangement with GasLog Carriers Ltd (“GasLog”) and Dynagas Ltd (“Dynagas”) to market its vessels operating in the LNG shipping spot market. In June 2018 and July 2019, Dynagas and GasLog exited the pooling arrangement, respectively. Following the exit of GasLog from the Cool Pool, the Company began consolidating the Cool Pool. The Cool Pool allows the pool participants to optimize the operation of the pool vessels through improved scheduling ability, cost efficiencies and common marketing. The objective of the Cool Pool is to serve the transportation requirements of the LNG shipping market by providing customers with reliable, innovative and more flexible solutions to meet their increasingly complex shipping requirements. Under the Pool Agreement, the Cool Pool Limited (“Pool Manager”) is responsible, as agent, for the marketing and chartering of the participating vessels and for paying other voyage costs such as port call expenses and brokers' commissions in relation to employment contracts. Each of the pool participants continues to be fully responsible for the financing, insurance, manning and technical management of their respective vessels. As of December 31, 2021 the Cool Pool comprised of ten vessels, of which nine were contributed by the Company and one by NFE. As part of the listing of Cool Company Limited in the first quarter of 2022, the Cool Pool, through Cool Pool Limited, was transferred from Golar LNG to Cool Company. Regasification (FSRU) FSRUs Floating LNG regasification projects first emerged as a solution to the difficulties and protracted process of obtaining permits to build shore-based LNG reception facilities (especially along the North American coasts). Due to their offshore location, FSRU facilities are less likely than onshore facilities to be met with resistance in local communities, which is especially important in the case of a facility that is intended to serve a highly populated area where there is a high demand for natural gas. As a result, it is usually easier and faster for FSRUs to obtain necessary permits than for comparable onshore facilities. FSRU projects can typically be completed in less time (2 to 3 years compared to 4 or more years for land-based projects) and at a significantly lower cost (20-50% less) than land-based alternatives. In addition, FSRUs offer a more flexible solution than land-based terminals in some instances. They can be used as an LNG carrier, a regasification shuttle vessel or permanently moored as a FSRU. They can also be relocated relatively easily if market dynamics change. FSRUs offer a fast-track regasification solution for markets that need immediate access to LNG supply. FSRUs can also be used as bridging solutions until a land-based terminal is constructed. In this way, FSRUs are both a replacement for, and complement to, landbased regasification alternatives. Please see Annex 4 for a list of the Company’s vessels in the FSRU segment as of 31 December 2021. Liquefaction (FLNG) The Company offers resource holders a low-cost rapid deployment delivering solution to monetise stranded gas reserves. Our FLNG investment proposition is built on a sound technical and commercial offering, derived from structurally lower unit capital costs and short lead times. FLNG allows smaller resource holders to enter the LNG business and occupy a legitimate space alongside the largest resource holders, major oil companies and world-scale LNG buyers. For established LNG industry participants, the prospect of the Company’s low-cost,, fast-track, small footprint FLNG solution provides a compelling alternative to traditional land-based projects. Following the re-emergence of strong returns in the upstream business, the Company will revisit opportunities to use its unique FLNG technology and operational experience to increase its potential upstream exposure. Compared to onshore terminals, FLNG is in the early stage of development. Our FLNG offer a solution for stranded reserves (such as lean gas sourced from offshore fields) for which geographical, technical and economic limitations restrict the ability to convert these gas reserves to LNG. In addition, most FLNGs offer a more viable economic solution to the traditional giant land- based projects as they can be relatively easily re-deployed. Golar’s liquefaction solutions place liquefaction technology on board existing LNG carrier using a rapid low-cost execution model resulting in a construction and commissioning time of approximately four years. Golar is the only company in the world to have entered into agreements for the long-term employment of FLNGs based on the conversion of an existing LNG carrier. Please see Annex 4 for a list of the Company’s vessels in the FLNG segment as of December 31, 2021. FLNG Hilli The FLNG Hilli conversion was completed in October 2017 and was accepted by Perenco (its Customer) in May 2018 (the “Acceptance Date”). Under the Liquefaction Tolling Agreement (“LTA”), the FLNG Hilli is scheduled to provide liquefaction services until July 2026. Under the terms of the LTA (as amended), the FLNG Hilli is required to make available 1.4 million tonnes of liquefaction capacity for calendar year 2022. The Customer holds an option (to be exercised by July 2022) to increase the annual capacity by up to 1.6 million tonnes per year, if not exercised, the annual capacity for calendar year 2023 will revert to 1.2 million tonnes per year. From January 2020, the Customer will also compensate the disponent owner of FLNG Hilli, Golar Hilli Corp (“Hilli Corp”) annually for overproduction of annual base liquefaction tonnage. The Customer will pay Hilli Corp a monthly tolling fee, which consists of i) a fixed element of hire, ii) an element related to the price of Brent crude oil where the Company receives incremental tolling fees when the price rises above USD 60 per barrel, and iii) an element related to the TTF natural gas price relating to 0.2 million tonnes of annual capacity for the 2022 calendar year and then up to 0.4 million tons of annual capacity starting January 2023, subject to the option exercise described above. The LTA also provides certain termination rights to the Customer and Hilli Corp. The LTA provides for the payment by Hilli Corp of termination payments of up to USD 400 million (which reduces gradually as LNG production increases, reducing to USD 100 million once 3.6 million tonnes of LNG has been produced), USD 125 million of which is secured by a letter of credit (“LC”), in the event of termination by Customer of Hilli Corp’s underperformance or non-performance. In May 2021, following the production of 3.6 million tonnes of LNG, the LC was reduced to $100.0 million and the cash collateral to $60.7 million. As of December 31, 2021, FLNG Hilli has 100% commercial uptime. FLNG Gimi Gimi MS Corporation, the owner of FLNG Gimi, initiated the conversion in 2018 and is currently taking place at Keppel Shipyard Ltd in Singapore. Gimi FLNG is expected to be delivered in 2023 prior to mobilization and commissioning in late-2023 before entering commercial operations for BP under a Lease and Operate Agreement to liquify gas coming from the Greater Tortue / Ahmeyim Proiect on the borders of Senegal and Mauritania. FLNG Gimi has a production capacity of approximately 2.5 million tons LNG per annum and is based on the same liquefaction technology as FLNG Hilli with the conversion works undertaken at the same shipyard. All of FLNG Gimi’s production capacity is fully contracted to BP. The Lease and Operate Agreement with BP Mauritania Investments Limited has a duration of 20 years and will generate annual earnings before interest, tax, depreciation, and amortization of approximately $215 million with potential upside for achieving certain overperformance production targets. Golar LNG owns 70% Gimi MS Corporation. Corporate and other Golar Management Limited, the Company’s wholly-owned subsidiary which has its office in London and its subsidiaries which have its offices in Oslo, Norway, Kuala Lumpur, Malaysia and Split, Croatia together provide commercial, operational and technical support, crew management services and supervision and accounting and treasury services. Golar Management Limited is reimbursed for reasonable costs and expenses it incurs in connection with the provision of these services. In April 2021, following the closing of the Company’s sale of its previous affiliates Golar LNG Partners LP and Hygo Energy Transition Ltd to NFE, Golar Management Limited entered into separate ship management agreements to provide certain technical, crew, insurance and commercial management services for the vessels that were acquired by NFE, and transition services agreements to provide certain administrative and consulting services to NFE for a 12 month period. The Company’s subsidiary Golar Management (Bermuda) Limited also provides certain corporate secretarial, registrar and administration services to NFE under a management agreement that can be terminated with provision of three months notice. 6.3 Significant new activities The current strength of LNG prices and favorable price outlook further increases the attractiveness of the Company’s FLNG solutions. This is driving momentum for potential new FLNG projects. The Company is continuing constructive discussions with an existing customer for use of a five-million-ton Golar Mark III newbuild design and rapid progress is being made on potential integrated projects. The Company’s portfolio of prospective FLNG customers across different geographies increased during Q4 2021. During the first quarter of 2022, Golar LNG announced the formation of Cool Company Ltd resulting in the sale of eight of Golar’s Tri-Fuel Diesel Electric LNG carriers to Cool Company. Cool Company raised $275 million of equity and secured financing totalling $570 million to refinance six of the eight vessels. Golar will retain 31.3% of Cool Company. The decision to spin off the majority of the shipping business comes after a strategic review whereby Golar LNG is focusing on upstream and FLNG – while at the same time retaining exposure to the LNG shipping market.

7 Organizational structure

7.1 Description of Issuer

We were incorporated under the name Golar LNG Limited as an exempted company under the Bermuda Companies Act of 1981 in the Islands of Bermuda on May 10, 2001.

Golar LNG provides infrastructure for the liquefaction, transportation, and regasification of LNG. Golar LNG is also engaged in the acquisition, ownership, operation and chartering of FLNGs, FSRUs and LNG carriers. As of December 31, 2021, the Company's owned fleet comprises nine LNG carriers, one FSRU and three FLNGs (including one vessel under conversion to a FLNG and one candidate for future conversion to a FLNG). The Company also operates vessels on behalf of third parties under management agreements, including seven LNG carriers and eight FSRUs. During the first quarter of 2022, eight of the nine LNG carriers were sold to Cool Company Limited with Golar LNG retaining 31.3% of Cool Company.

A simplified corporate structure is shown below. Please see Annex 3 for a list of significant subsidiaries.



Golar LNG Limited
(Bermuda)
8.9%
New Fortress Energy
23.5%
Avenir LNG
31.3%
Cool Company Ltd
100%
Golar LNG Energy Limited
100%
Ship-owning Companies
100%
Gimi Holding Company Limited
Golar Hilli LLC
Common Units: 44.55%
Series A&B Units: 89.1%
Golar Arctic
Golar Tundra
70%
Gimi MS Corporation
Golar Gandria
Golar Management Limited
Investments
FLNG companies
Ship-owning companies
Other holding/management companies

7.2 Dependence upon other entities

As a holding company, the Company is dependent upon the funds distributed to it by its subsidiaries. The funds consist mainly of time and voyage charter revenues and liquefaction services billings.

Therefore, the Company is dependent on the results of the operations of its subsidiaries.

8 Trend information 8.1 Prospects and financial performance There has been no material adverse change in the prospects of the Issuer since the date of its last published audited financial statements. Since the end of the last financial period for which financial information has been published to the date of the Base Prospectus, the company has sold eight of its LNG carriers to Cool Company Limited, retaining an ownership of 31.3%. This will lead to deconsolidation of these assets and their associated liabilities from future financial reporting. Other than this, there has been no significant change in the financial performance of the group since the end of the last financial period for which financial information has been published to the date of the Base Prospectus. 8.2 Known trends, uncertainties, demands, commitments, or events The current Covid-19 pandemic could significantly and adversely impact GLNG’s maritime operations, onshore support, corporate activities, customers, vendors and the countries in which it operates. Further, the pandemic could impact the demand for natural gas and therefore reduce the business opportunities for GLNG. This could have a significant adverse impact on GLNG’s financial position, results of operations and cash flows. It is not possible to accurately forecast the short-term and long- term impact of the Covid-19 virus on GLNG’s business as of the date of this base prospectus, except that until the date of this base prospectus there has been limited effect on its employees, operations or revenues. The 2021 Margin Loan is secured by the Company’s 18.6 million NFE Shares. Golar LNG is permitted to release a portion of the pledged NFE Shares in accordance with the prescribed loan to value ratio based on the then-current market value of such NFE Shares. The performance of NFE Shares may impact Golar LNGs financial position. On 13th October 2021, Golar announced having entered into swap arrangements to hedge part of its TTF price exposure for the incremental 0.2mtpa train 3 production for Q1 2022 at a price of $28/MMBtu. The swap arrangement has a margin call structure whereby Golar may be requested to post cash equivalent to the difference between the swap price and current market price measured on a daily basis until the settlement of the swap. European gas markets have experienced high volatility during 2021 and thus far in 2022 which may impact our cash position through the margin call arrangement.

9 Administrative, management and supervisory bodies

9.1 Information about persons

Board of Directors
For the members of the Board of Directors of the Company the description below sets out the names, business address and functions within the Issuer and an indication of the principal activities performed by them outside the Issuer where these are significant with respect to the Issuer:

Name	Position	Business address
Tor Olav Trøim	Chairman of the Board, Director	See clause 5.1.1
Daniel Rabun	Director, Audit Committee member, Compensation Committee member and Nomination Committee member	See clause 5.1.1
Thorleif Egeli	Director	See clause 5.1.1
Carl Steen	Director, Audit Committee member, Compensation Committee member and Nomination Committee member	See clause 5.1.1
Niels Stolt-Nielsen	Director and Compensation Committee member	See clause 5.1.1
Lori Wheeler Naess	Director and Audit Committee Chairperson	See clause 5.1.1
Georgina Sousa	Director	See clause 5.1.1
Mi Hong Yoon	Secretary	See clause 5.1.1

Tor Olav Trøim was appointed Chairman of the Board in September 2017. Mr Troim has served as a director of the Company between September 2011 and September 2017 having previously served as director and vice-president of the Company from its incorporation in May 2001 until October 2009, after which time he served as a director and Chairman of the Company's listed subsidiary, Golar LNG Energy Limited. Since January 2009, Tor Olav Trøim has also served on the Board of Directors of Golar LNG Partners LP, a Master Limited Partnership that was sold to NFE in April 2021.

Mr Trøim was Vice President and a director of Seadrill Limited between 2005 and 2014. Additionally, between 1995 and 2014 he also served, at various times, as a director of a number of related public companies including Frontline Limited, Golden Ocean Group Limited, Archer Limited as well as Seatankers Management Limited. Prior to 1995, he served as an Equity Portfolio Manager with Storebrand ASA and Chief Executive Officer for the Norwegian Oil Company DNO AS. Mr. Trøim graduated as MSc Naval Architect from the NTNU technical university in Trondheim, Norway in 1985.

Mr. Trøim holds 5,314,454 shares in the Company, which is 4.91 % of all outstanding common shares.

Daniel Rabun joined the Board of Golar LNG Limited in February 2015 and served as Chairman between September 2015 and September 2017. Mr. Rabun joined Ensco in March 2006 as President and as a member of the Board of Directors. He was appointed to serve as Ensco's Chief Executive Officer from January 1, 2007 and elected Chairman of the Board of Directors in 2007. Mr. Rabun retired from Ensco in May 2014. Prior to joining Ensco, Mr. Rabun was a partner at the international law firm of Baker & McKenzie LLP where he had practiced law since 1986. He has been a Certified Public Accountant since 1976 and a member of the Texas Bar since 1983. Mr. Rabun holds a Bachelor of Business Administration Degree in Accounting from the University of Houston and a Juris Doctorate Degree from Southern Methodist University.

Thorleif Egeli was appointed to the Board in September 2018. Until May 2018, he was Vice President of Schlumberger Production Management – North America managing the non-operating E&P assets for Schlumberger in the US, Canada and Argentina. Prior to this he held a number of senior positions within Schlumberger having begun his career with Schlumberger in 1990 as a field engineer. Between October 2009 and April 2013, Mr. Egeli held a number of positions within Archer including President Latin America, Corporate Marketing and Chief Operating Officer; before re-joining Schlumberger in 2013. Mr. Egeli serves as the President on the Board of Directors at the Norwegian American Chamber of Commerce, South West Chapter in Houston, Texas. Mr. Egeli holds a Master of Science (MSc) in Mechanical Engineering and an MBA from Rotterdam School of Management, Holland.

Carl Steen has served on Golar Partners' board of directors since his appointment in August 2012. Mr. Steen graduated in 1975 from ETH Zurich Switzerland with a M.Sc. in Industrial and Management Engineering. After working for a number of high profile companies, Mr. Steen joined Nordea Bank from January 2001 to February 2011 as head of the bank's Shipping, Oil Services & International Division. Currently, Mr. Steen holds directorship positions in various Norwegian companies including Wilhelm Wilhelmsen Holding ASA and RS Platou ASA.

Niels Stolt-Nielsen joined the Board in September 2015 and serves on our Compensation Committee. He is also CEO and a Director of Stolt-Nielsen, which includes world-leading businesses in global bulk-liquid and chemical logistics, an innovative business in land-based aquaculture and a number of LNG joint ventures and investments. Mr. Stolt-Nielsen is the Chairman of Avenir LNG. He brings with him extensive shipping, logistical and strategic leadership experience.

Mr. Stolt-Nielsen holds 2,741,740 shares in the Company, which is 2.53 % of all outstanding common shares.

Lori Wheeler Naess was appointed as a Director and Audit Committee Chairperson on February 29, 2016. Ms. Naess was most recently a Director with PWC in Oslo and was a Project Leader for the Capital Markets Group. Between 2010 and 2012 she was a Senior Advisor for the Financial Supervisory Authority in Norway and prior to this she was also with PWC in roles in the U.S., Norway and Germany. Ms. Naess is a U.S. Certified Public Accountant.

Georgina Sousa was appointed as a Director of Golar LNG Limited on September 27, 2019 and as Secretary on May 14, 2019. She stepeped down as Secretary on February 23rd, 2022. She is currently a director and secretary of 2020 Bulkers Ltd. and Borr Drilling Ltd. Ms. Sousa was employed by Frontline Ltd. as Head of Corporate Administration from February 2007 until December 2018. She previously served as a director of Frontline from April 2013 until December 2018, Ship Finance International Limited from May 2015 until September 2016, North Atlantic Drilling Ltd. from September 2013 until June 2018, Sevan Drilling Limited from August 2016 until June 2018, Northern Drilling Ltd. from March 2017 until December 2018 and FLEX LNG LTD. from June 2017 until December 2018. Ms. Sousa also served as a Director of Seadrill Limited from November 2015 until July 2018, Knightsbridge Shipping Limited (the predecessor of Golden Ocean Group Limited) from 2005 until 2015 and Golar LNG Limited from 2013 until 2015. Ms. Sousa served as Secretary for all of the abovementioned companies at various times during the period between 2005 and 2018. She served as secretary of Archer Limited from 2011 until December 2018 and Seadrill Partners LLC from 2012 until 2017. Until January 2007, she was Vice-President Corporate Services of Consolidated Services Limited, a Bermuda Management Company, having joined the firm in 1993 as Manager of Corporate Administration. From 1976 to 1982 Ms. Sousa was employed by the Bermuda law firm of Appleby, Spurling & Kempe as company secretary and from 1982 to 1993 she was employed by the Bermuda law firm of Cox & Wilkinson as senior company secretary. Ms. Sousa is a UK citizen and resides in Bermuda.

Mi Hong Yoon was appointed as Secretary of Golar LNG Limited on February 23rd, 2022. Ms. Yoon graduated from University of New South Wales in 2005. She has worked various positions in the Telstra Group including Legal Counsel and most recently held the position as Chief Legal, Regulatory and Compliance officer with Digicel.

Management

For the members of the Executive Management of the Company the description below sets out the names, business address and functions within the Issuer and an indication of the principal activities performed by them outside the Issuer where these are significant with respect to the Issuer:

Name	Position	Business address
Karl Fredrik Staubo	Chief Executive Officer	See clause 5.1.1
Eduardo Maranhão	Chief Financial Officer	See clause 5.1.1
Ragnar Nes	Chief Operating Officer	See clause 5.1.1
Olve Skjeggedal	Chief Technical Officer	See clause 5.1.1

Karl Fredrik Staubo was appointed Chief Executive Officer on May 13, 2021. Prior to this role he acted as Golar LNG's Chief Financial Officer from September 2020 and as Chief Executive Officer of Golar LNG Partners LP from May 2020 to April 2021 (when it was sold to NFE). Before joining Golar LNG, Mr. Staubo spent 10 years advising and investing in Shipping, Energy and Infrastructure companies with Magni Partners Ltd. (2018-2020) and Clarksons Platou Securities (2010-2018). During his time with Magni Partners, Mr. Staubo also worked as an advisor to the Group. At Clarksons Platou Securities he worked in the Corporate Finance division, including as Head of Shipping, Investment Banking (2015-2018). He has a MA (Business Studies and Economics) from the University of Edinburgh.

Eduardo Maranhão has served as Chief Financial Officer since May 13, 2021. Prior to assuming this position Mr Maranhão served as CFO of former affiliate company Hygo Energy Transition Ltd which was sold to NFE in April 2021. Mr. Maranhão has also served as both CEO and as a director of Centrais Electricas de Sergipe S.A, and as a partner at Magni Partners. Mr. Maranhão has vast experience in international energy projects and infrastructure financing having worked at different financial institutions including Lakeshore Partners, Santander, Credit Agricole, Banco Votorantim and Citibank. Mr. Maranhão holds a Bachelor of Business Administration from Universidade de Pernambuco in Brazil and has completed a Management Acceleration Programme from INSEAD in France.

Øistein Dahl started working with Golar LNG in September 2011. He comes from Höegh Fleet, where he was President for four years. He has served in Höegh for several years and has had several positions within vessel management, newbuilding and projects, as well as business development. Mr. Dahl has also worked within offshore engineering and with the Norwegian Class Society DNV. Mr. Dahl has a MSc degree from the NTNU technical university in Trondheim.

Olve Skjeggedal joined Golar in April 2015. Prior to his appointment as Chief Technical Officer in September 2019 Mr. Skjeggedal served as Project Manager FLNG, and more recently as Project Director for the Gimi FLNG conversion for the BP Phase 1 Greater Tortue Ahmeyim project. Prior to joining Golar LNG, Olve held various positions within engineering, business development and project management in energy and gas related businesses including General Electric, Wärtsilä and Höegh LNG. Mr. Skjeggedal has a MSc degree from the NTNU technical university in Trondheim.

9.2 Administrative, management and supervisory bodies conflicts of interest

There are no potential conflicts of interest between any duties to the issuing entity of the persons referred to in item 9.1 and their private interests and/or other duties.

10 Major shareholders 10.1 Ownership As at the date of this prospectus, there were 108,222,604 common shares (par value $1.00 per share) issued and outstanding. An overview of the Company’s major shareholders and ownership percentage as of 31 December 2021 is set out in the table below: Shareholder Number of shares Ownership (%) Cobas Asset Management, SGIIC, SA 13,050,460 12.06 % Orbis Investment Management 11,684,827 10.80 % Rubric Capital Management LP 5,770,869 5.33 % Tor Olav Trøim 5,314,454 4.91 % BlackRock Institutional Trust 4,536,706 4.19 % Bain Capital 3,841,925 3.55 % Fidelity Management & Research 3,823,112 3.53 % Point72 Asset Management, L.P. 2,762,106 2.55 % Niels Stolt-Nielsen 2,741,740 2.53 % Baron Capital Management 2,685,137 2.48 % Steinberg Asset Management, LLC 1,831,012 1.69 % Pinnacle Associates 1,778,527 1.64 % State Street Global Advisors (US) 1,485,256 1.37 % Huber Capital Management LLC 1,464,830 1.35 % Millenium Management 1,298,846 1.20 % Norges Bank Investment Management 1,169,337 1.08 % Goldman Sachs Asset Management (US) 1,090,129 1.01 % Impala Asset Management 971,765 0.90 % Geode Capital Management 922,376 0.85 % Nuveen LLC 786,555 0.73 % The Company’s major shareholders have the same voting rights as all other common shareholders. 10.2 Change of control of the company There are no arrangements, known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

11 Financial information concerning the Company's assets and liabilities, financial position and profits and losses

11.1 Historical Financial Information for the Company

The Company's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

A summary of the Company's significant accounting policies is set forth in Note 2 of the Notes to the Consolidated Financial Statements in the Annual Report 2020, pages F-15 to F-25, as updated in Note 2 of the Notes to the Unaudited Consolidated Financial Statements included in the Interim Report Q1 2021, Interim Report Q2 2021, Interim Report Q3 2021 and Interim Report Q4 2021.

According to the Regulation (EU) 2017/1129 of the European Parliament and of the Council, the historical financial information and financial statements are incorporated by reference to the 2019 and 2020 Annual Reports, Interim Report Q1 2021, Interim Report Q2 2021 and Interim Report Q3 2021. See Cross Reference List for complete details.

	Interim Report			Annual Report	
	Q3 2021 Page(s)	Q2 2021 Page(s)	Q1 2021 Page(s)	2020 Page(s)	2019 Page(s)
Golar LNG Limited **Consolidated Financial Statements**					
Consolidated Statements of Operations / Loss	3	3	7	F-8	F-8
Consolidated Balance Sheets	5	5	9	F-10	F-10
Consolidated Statements of Cash Flows	7	9	0	F-11	F-11
Notes to the consolidated financial statements	21 – 45	19 – 40	23 – 44	F-14 – F-72	F-14 – F-69

The Interim Reports have not been audited or reviewed.

11.2 Auditing of historical annual financial information

The Company's annual financial statements for the years ended December 31, 2019 and 2020 were audited by Ernst & Young LLP. Please see Section 4. The audits were conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB").

A statement of audited historical financial information is given in the Annual Report 2020, pages F-2 to F-6, and Annual Report 2019, pages F-2 to F-5.

11.3 Legal and arbitration proceedings

As described under note 26 in Golar LNG's Annual Report 2020, during 2003 and 2004 the Company entered into six UK tax leases. Under the terms of the leasing arrangements, the benefits are derived primarily from the tax depreciation assumed to be available to the lessors as a result of their investment in the vessels. As is typical in these leasing arrangements, as the lessee the Company is obligated to maintain the lessor's after-tax margin. In the event of any adverse tax changes or a successful challenge by the UK Tax Authorities ("HMRC") with regard to these transactions the Company may be required to make additional payments principally to the UK vessel lessor, which could adversely affect its earnings or financial position. All six UK tax leases are now terminated. The Company has agreed to indemnify NFE, which acquired the vessel Methane Princess in April 2021, in the event of any further tax liabilities arising from the Methane Princess leasing arrangements. The lessor for the six UK tax leases has a first priority security interest in the Golar Gandria and second priority interests in relation to the Golar Tundra and the Golar Frost. HMRC has written to the Company's lessor to challenge the lease structure and discussions with HMRC on this matter concluded without agreement. In January 2020 the Company received a closure notice to the inquiry stating the basis of HMRC's position and consequently, a notice of appeal against the closure notice was submitted to the First Tier Tribunal (the UK court) in December 2020. The Company has recently reopened discussions with HMRC and is now confident of its position towards a potential settlement. As such at December 31, 2021, the Company revised its estimate of the reasonably possible loss and recorded a USD 71.7 million liability, net of amounts paid by the Company's lessor to HMRC and including contingent fees payable contemporaneous with the settlement. Should an agreement not be reached it could lead to court proceedings and and ultimately an event whereby the Group would be required to make payments to HMRC higher than the expected settlement indicated.

Other than stated above, there has been no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuer is aware), during a period covering at least the previous 12 months which may have, or have had in the recent past, significant effects on the Issuer and/or Group's financial position or profitability. 11.4 Significant change in the Group’s financial position Other than the below, there has not occurred any significant change in the financial position of the Group since the end of the last financial period for which interim financial information has been published. On January 26, 2022, Golar and Cool Company Limited (Cool Co), a wholly owned subsidiary of Golar, entered into an agreement (the “Vessel SPA”) under which Cool Co will acquire from Golar, eight modern TFDE LNG vessels and the Cool Pool Limited, the fleet’s commercial management company. The purchase price for each vessel was agreed at $145.0 million, subject to working capital and debt adjustments. On January 27, 2022, Cool Co raised $275 million through a private placement of equity. Eastern Pacific Shipping (“EPS”) subscribed $150 million. The proceeds from the placement are to be used partly to fund the purchase price of the Company and following completion of the Vessel SPA, Golar will maintain 31% ownership interest in Cool Co. In addition, a senior secured sustainability term loan facility of $570.0 million (“New Term Loan Facility”), has been agreed with a syndicate of banks to refinance six of the eight TFDE LNG carriers. The existing sale and leaseback loans, except for the sale and leaseback loans secured over the Golar Ice and the Golar Kelvin which have been assumed by the Cool Co, have been refinanced in connection with the closing of the Vessel SPA. Golar continues to be a guarantor to the Golar Ice and the Golar Kelvin sale and lease-back loans. The completion of the Vessel SPA is subject to the receipt of certain approvals and third-party consents and the satisfaction of other customary closing conditions and is expected to occur in the first quarter of 2022.

12 Documents available For the term of the Base Prospectus, the following documents (or copies thereof) can be inspected at the offices or on the Issuer’s website as specified in section 5.1.1 of this Base Prospectus: (a) the up to date Memorandum of Association and Bye-Laws of the issuer; and (b) all reports, letters, and other documents, valuations and statements prepared by any expert at the issuer’s request any part of which is included or referred to in the Base Prospectus.

13 Financial instruments that can be issued under the Base Prospectus The Base Prospectus, as approved in accordance with the EU Prospectus Regulation 2017/1129, allows for Bonds to be offered to the public or admitted to trading on a regulated market situated or operating within any EEA country. This chapter describes the form, type, definitions, general terms and conditions, return and redemption mechanisms, rating and template for Final Terms associated with the Bonds. Risk factors related to the Bonds are described in Chapter 1 Risk Factors. 13.1 Securities Form A Bond is a financial instrument as defined in the Norwegian Securities Trading Act (Verdipapirhandelloven) § 2-2. The Bonds are electronically registered in book-entry form with the Securities Depository. 13.2 Security Type Borrowing limit – tap issue The Loan may be either open or closed for increase of the Borrowing Amount during the tenor. A tap issue can take place until five banking days before the Maturity Date. If the issue is open, the First Tranche and Borrowing Limit will be specified in the applicable Final Terms. Return Fixed Rate (FIX) A Bond issue with a fixed Interest Rate will bear interest at a fixed rate as specified in the applicable Final Terms. The Interest Rate will be payable quarterly, semi-annually or annually on the Interest Payment Dates as specified in the applicable Final Terms. Floating Rate (FRN) A Bond issue with a floating Interest Rate will bear interest equal to a Reference Rate plus a fixed Margin for a specified period (3 or 6 months). Interest Rate or Reference Rate may be deemed to be zero. The period lengths are equal throughout the term of the Loan, but each Interest Payment Date is adjusted in accordance with the Business Day Convention. The Interest Rate for each forthcoming period is determined two Business Days prior to each Interest Payment Date based on the then current value of the Reference Rate plus the Margin. The Interest Rate will be payable quarterly or semi-annually on the the Interest Payment Dates as specified in the applicable Final Terms. The relevant Reference Rate, the Margin, the Interest Payment Dates and the then current Interest Rate will be specified in the applicable Final Terms. Redemption The Loan will mature in full at the Maturity Date at a price equal to 100 per cent. of the nominal amount, or at the Redemption Price as specified in the Final Terms if the Issuer does not, on or before the Target Observation Date, deliver written evidence (to the Bond Trustee's satisfaction) that the Sustainability Performance Target has been met, as confirmed by the External Verifier in accordance with customary procedures. The Issuer may have the option to prematurely redeem the Loan in full at terms specified in the applicable Final Terms. The Bondholders may have the right to require that the Issuer purchases all or some of the Bonds held by that Bondholder at terms specified in the applicable Final terms. Security The Bonds may be either secured or unsecured. Details will be specified in the applicable Final Terms. Negative pledge The Bonds may have negative pledge clause. Details will be specified in the applicable Final Terms. 13.3 Definitions This section includes a summary of the definitions set out in any Bond Terms as well as certain other definitions relevant for this Prospectus. The Bond Trustee may amend the definitions in the Bond Tems for any new issue of bonds during the tenor of this Base Prospectus. This may cause the definitions in this Base Prospectus to be incorrect and no longer valid for such new issues of bonds. If the definitions in this Base Prospectus at any point in time no longer represents the correct understanding of the definitions set out in the Bond Terms, the Bond Terms shall prevail. The Bond Tems are attached to the Final Terms. Additional Bonds: Means Bonds issued under a Tap Issue, including any Temporary Bonds as defined in the Bond Terms. Attachment: Means any schedule, appendix or other attachment to the Bond Terms. Base Prospectus: This document. Describes the Issuer and predefined features of Bonds that can be listed under the Base prospectus, as specified in the Prospectus Regulation (EU) 2017/1129. Valid for 12 months after it has been published. In this period, a prospectus may be constituted by the Base Prospectus, any supplement(s) to the Base Prospectus and a Final Terms for each new issue. Bond Issue/Bonds/ Notes/the Loan: Means (i) the debt instruments issued by the Issuer pursuant to the Bond Terms, including any Additional Bonds, and (ii) any overdue and unpaid principal which has been issued under a separate ISIN in accordance with the regulations of the CSD from time to time. Bond Terms: The terms and conditions, including all Attachments which form an integrated part of any Bond Terms to be listed under this Base Prospectus, in each case as amended and/or supplemented from time to time. Bond Trustee: Nordic Trustee AS, Postboks 1470 Vika, 0116 Oslo, or its successor(s) Website: https://nordictrustee.com The Bond Trustee has power and authority to act on behalf of, and/or represent, the Bondholders in all matters, including but not limited to taking any legal or other action, including enforcement of the Bond Terms, and the commencement of bankruptcy or other insolvency proceedings against the Issuer, or others. The Bond Trustee shall represent the Bondholders in accordance with the finance documents. The Bond Trustee is not obligated to assess or monitor the financial condition of the Issuer or any other obligor unless to the extent expressly set out in the Bond Terms, or to take any steps to ascertain whether any event of default has occurred. The Bond Trustee is entitled to take such steps that it, in its sole discretion, considers necessary or advisable to protect the rights of the Bondholders in all matters pursuant to the terms of the finance documents. Bondholder: A person who is registered in the CSD as directly registered owner or nominee holder of a Bond, subject however to the Bondholders’ rights in the Bond Terms. Bondholders’ decisions: The Bondholders’ Meeting represents the supreme authority of the Bondholders community in all matters relating to the Bonds and has the power to make all decisions altering the terms and conditions of the Bonds, including, but not limited to, any reduction of principal or interest and any conversion of the Bonds into other capital classes. At the Bondholders’ meeting each Bondholder may cast one vote for each voting bond owned at close of business on the day prior to the date of the Bondholders’ meeting in the records registered in the Securities Depository. In order to form a quorum, at least half (1/2) of the voting bonds must be represented at the Bondholders' meeting. See also the clause for repeated Bondholders’ meeting in the Bond Terms. Resolutions shall be passed by simple majority of the votes at the Bondholders' Meeting, however, a majority of at least 2/3 of the voting bonds represented at the Bondholders’ Meeting is required for any waiver or amendment of any terms of the Bond Terms. (For more details, see also the clause for Bondholders’ decisions in the Bond Terms) Bondholders rights: Bondholders' rights are specified in the Bond Terms. By virtue of being registered as a Bondholder (directly or indirectly) with the CSD, the Bondholders are bound by the Bond Terms. Borrowing Limit – Tap Issue and Borrowing Amount/First Tranche Borrowing Limit – Tap Issue is the maximum issue amount for an open Bond issue. Borrowing Amount/First Tranche is the borrowing amount for a closed Bond Issue, eventually the borrowing amount for the first tranche of an open Bond Issue. Borrowing Limit – Tap Issue and Borrowing Amount/First Tranche will be specified in the Final Terms.

Business Day: A day on which both the relevant CSD settlement system and the USD settlement system are open, and banks generally are open for business in Oslo and New York. Business Day Conventon: If the last day of any Interest Period originally falls on a day that is not a Business Day, the Interest Payment Date will be as follow: If Fixed Rate, the Interest Payment Date shall be postponed to the next day which is a Business Day (Following Business Day convention). However, no adjustment will be made to the Interest Period. If FRN, the Interest Period will be extended to include the first following Business Day unless that day falls in the next calendar month, in which case the Interest Period will be shortened to the first preceding Business Day (Modified Following Business Day convention). The Interest Period is adjusted accordingly. Calculation Agent: The Bond Trustee, if not otherwise stated in the applicable Final Terms. Call Option: The Final Terms may specify that the Issuer is entitled to redeem (all or some of) the Outstanding Bonds prior to the Maturity Date. In such case the Call Date(s), the Call Price(s) and the Call Notice Period will be specified in the Final Terms. Change of Control Event: Means a person or group of persons acting in concert gaining Decisive Influence over the Issuer. Currency: The currency in which the bond issue is denominated. Currency will be specified in the Final Terms. Day Count Convention: The convention for calculation of payment of interest; a) If Fixed Rate, the interest shall be calculated on the basis of a 360-day year comprised of twelve months of 30 days each and, in case of an incomplete month, the actual number of days elapsed (30/360-days basis), unless: (i) the last day in the relevant Interest Period is the 31st calendar day but the first day of that Interest Period is a day other than the 30th or the 31st day of a month, in which case the month that includes that last day shall not be shortened to a 30–day month; or (ii) the last day of the relevant Interest Period is the last calendar day in February, in which case February shall not be lengthened to a 30-day month. (b) If FRN, the interest shall be calculated on the basis of the actual number of days in the Interest Period in respect of which payment is being made divided by 360 (actual/360-days basis). De-Listing Event: Means if the Issuer’s common shares are delisted from NASDAQ and, simultaneously, the Issuer’s common shares are not listed on an Exchange. Decisive Influence: A person having, as a result of an agreement or through the ownership of shares, units or other equity instruments in another person (directly or indirectly): (a) a majority of the voting rights in that other person; or (b) a right to elect or remove a majority of the members of the board of directors of that other person. Denomination – Each Bond / Nominal Amount: The nominal amount of each Bond. Denomination of each bond will be specified in the Final Terms. Disbursement Date / Issue Date Date of bond issue. On the Issue Date the bonds will be delivered to the Bondholder’s VPS-account against payment or to the Bondholder’s custodian bank if the Bondholder does not have his/her own VPS-account. The Issue Date will be specified in the Final Terms. Disposal Event: Means an event where: (a) the Issuer’s ownership share in FLNG Gimi; or (b) the Issuer’s ownership share in FLNG Hilli prior to FLNG Gimi’s startup on the twenty (20) year contract with BP, is sold or disposed to a third party through an asset sale or sale of shares, provided that a part sale of FLNG Gimi shall not constitute a Disposal Event as long as the Group maintains an aggregate ownership interest in FLNG Gimi of no less than 51 per cent. Early redemption option due to a tax event: The Final Terms may specify that the Issuer is entitled to redeem (all or some of) the Outstanding Bonds prior to the Maturity Date due to a tax event. In such case the terms of the early redemption option will be specified in the Final Terms. Exchange: Means: (a) Oslo Børs (the Oslo Stock Exchange); or (b) any regulated market as such term is understood in accordance with the Markets in Financial Instruments Directive 2014/65/EU (MiFID II) and Regulation (EU) No. 600/2014 on markets in financial instruments (MiFIR). External Verifier: Means any qualified provider of third-party assurance or attestation services appointed by the Issuer (acceptable to the Bond Trustee) to review and confirm the Issuer’s performance against the Sustainability Performance Target. Final Terms: Document describing securities as specified in Prospectus Regulation (EU) 2017/1129, prepared as part of the Prospectus. Final Terms will be prepared for each new security as specified in Prospectus Regulation (EU) 2017/1129, issued by the Issuer. The template for Final Terms has been approved by the Norwegian FSA, as competent authority under Regulation (EU) 2017/1129. The Norwegian FSA only approves the template for Final Terms as meeting the standards of completeness, comprehensibility and consistency imposed by Regulation (EU) 2017/1129. Such approval should not be considered as an endorsement of the quality of the securities that are subject of the Final Terms. Investors should make their own assessment as to the suitability of investing in the securities. Global Coordinator The bond issue’s global coordinator(s), as specified in the Final Terms Interest Determination Date(s): In the case of NIBOR: Second Oslo business day prior to the start of each Interest Period. Interest Determination Date(s) for other Reference Rates, see Final Terms. Interest Payment Date(s): The Interest Rate is paid in arrears on the last day of each Interest Period. Any adjustment will be made according to the Business Day Convention. The Interest Payment Date(s) will be specified in the Final Terms. Interest Period: The first Interest Period runs from and including the Issue Date to but excluding the first Interest Payment Date. The subsequent Interest Periods run from and including an Interest Payment Date to but excluding the next Interest Payment Date. The last Interest Payment Date corresponds to the Maturity Date. Interest Rate: Rate of interest applicable to the Bonds; (i) If Fixed Rate, the Bonds shall bear interest at the percentage rate per annum (based on the Day Count Convention) (ii) If FRN, the Bonds shall bear interest at a rate per annum equal to the Reference Rate plus a Margin (based on the Day Count Convention). Interest Rate or Reference Rate may be deemed to be zero. The Interest Rate is specified in Final Terms. Interest Rate Adjustment Date: Date(s) for adjusting of the interest rate for bond issue with floating interest rate. The Interest Rate Adjustment Date will coincide with the Interest Payment Date. ISIN: International Securities Identification Number for the Bond Issue. ISIN is specified in Final Terms. Issuer: Golar LNG Limited is the Issuer under the Base Prospectus. Issuer’s Bonds: Means any Bonds which are owned by the Issuer or any affiliate of the Issuer. Issue Price: The price in percentage of the Denomination, to be paid by the Bondholders at the Issue Date. Issue price will be specified in Final Terms.

Joint Lead Manager: The bond issue’s joint lead manager(s), as specified in the Final Terms. LEI-code: Legal Entity Identifier (LEI), is a 20-character reference code to uniquely identify legally distinct entities that engage in financial transactions. LEI-code is specified in Final Terms. Listing: Listing of a bond issue on an Exchange is due to the Base Prospectus, any supplement(s) to the Base Prospectus and a Final Terms. An application for listing will be sent after the Disbursement Date and as soon as possible after the Prospectus has been approved by the Norwegian FSA. Bonds listed on an Exchange are freely negotiable. See also Market Making. Market Making: For Bonds listed on an Exchange, a market-maker agreement between the Issuer and a Global Coordinator or Joint Lead Manager may be entered into. This will be specified in the Final Terms. Margin: The margin, specified in percentage points, to be added to the Reference rate. Margin will be specified in the Final terms. Maturity Date: The date the bond issue is due for payment, if not already redeemed pursuant to Call Option, Put Option or Early redemption option due to a tax event. The Maturity Date coincides with the last Interest Payment Date and is adjusted in accordance with the Business Day Convention. The Maturity Date is specified in the Final Terms. Outstanding Bonds: Means any Bonds not redeemed or otherwise discharged. The Issuer will issue on the Issue date the first tranche of the bond issue as specified in Final Terms. During the term of the bond issue, new tranches may be issued up to the Borrowing Limit, as specified in Final Terms. Paying Agent: The entity designated by the Issuer to be in charge of keeping the records for the bond issue in the Securities Depository. The Paying Agent is specified in the Final Terms. Prospectus: The Prospectus consists of the Base Prospectus, any supplement(s) to the Base Prospectus and the relevant Final Terms prepared in connection with application for listing on an Exchange. Put Option: The Final Terms may specify that upon the occurrence of a Put Option Event, each Bondholder will have the right to require that the Issuer purchases all or some of the Bonds held by that Bondholder. In such case the exercise procedures, the repayment date and put price will be specified in the Final Terms. Put Option Event: Means a Change of Control Event, a De-Listing Event, a Disposal Event or a Total Loss Event. Redemption: The Outstanding Bonds will mature in full on the Maturity Date and shall be redeemed by the Issuer on the Maturity Date (if not already redeemed pursuant to Call Option, Put Option or Early redemption option due to a tax event) at (a) a price equal to 100 per cent. of the Nominal Amount; or (b) the Redemption Price if the Issuer does not, on or before the Target Observation Date, deliver written evidence (to the Bond Trustee's satisfaction) that the Sustainability Performance Target has been met, as confirmed by the External Verifier in accordance with customary procedures. Redemption Price: The price determined as a percentage of the Denomination to which the bond issue is to be redeemed, as specified in the Final Terms. Reference Rate: For FRN, the Reference Rate shall be NIBOR or any other rate as specified in the Final Terms, which appears on the Relevant Screen Page as at the specified time on the Interest Determination Date in question.

The Reference Rate, the Relevant Screen Page, the specified time, information about the past and future performance and volatility of the Reference Rate and any fallback provisions will be specified in Final Terms. Relevant Screen Page: For FRN, an internet address or an electronic information platform belonging to a renowed provider of Reference Rates. The Relevant Screen Page will be specified in the Final Terms. Securities Depository /CSD: The securities depository in which the bonds are registered, in accordance with the Norwegian Act of 2019 no. 6 regarding Securities depository. Unless otherwise specified in the Final Terms, the following Securities Depository will be used: Norwegian Central Securities Depository (“Verdipapirsentralen” or ”VPS”), P.O. Box 4, 0051 Oslo. Sustainability Linked Bond Framework: Means a Sustainability Linked Bond Framework adopted by the Issuer establishing the Issuer's sustainability strategy priorities and goals with respect to the Sustainability Performance Target. Sustainability Performance Target: Means the sustainability performance target set out in the Sustainability Linked Bond Framework. Tap Issues: The Issuer may, provided that the conditions set out in the Bond Terms are met, at one or more occasions up until, but excluding, the Maturity Date or any earlier date when the Bonds have been redeemed in full, issue Additional Bonds until the aggregate nominal amount of the Bonds outstanding equals in aggregate the maximum issue amount (less the aggregate nominal amount of any previously redeemed Bonds) If N/A is specified in the Borrowing Limit in the Final Terms, the Issuer may not make Tap issues under the Bond Terms. Target Observation Date: Means the date falling one (1) month prior to the Maturity Date, provided that if such date is not a Business Day, it shall mean the next proceeding Business Day. Temporary Bonds: If the Bonds are listed on an Exchange and there is a requirement for a supplement to the Base Prospectus in order for the Additional Bonds to be listed together with the Bonds, the Additional Bonds may be issued under a separate ISIN which, upon the approval of the supplement, will be converted into the ISIN for the Bonds issued on the initial Issue Date. The Bond Terms governs such Temporary Bonds. The Issuer shall inform the Bond Trustee, the Exchange and the Paying Agent once such supplement is approved. Total Loss Event: Means in respect of an actual or constructive total loss of any of the FLNG Units, the date on which the insurance proceeds (in respect of the relevant FLNG Unit) are received by the relevant Group Company, but in no event later than 180 days after the relevant total loss event having occurred. Yield: Dependent on the Market Price for bond issue with floating rate. Yield for the first interest period can be determined when the interest is known, normally two Business Days before the Issue Date. For bond issue with fixed rate, yield is dependent on the market price and number of Interest Payment Date. The yield is calculated in accordance with «Anbefaling til Konvensjoner for det norske sertifikat- og obligasjonsmarkedet» prepared by Norske Finansanalytikeres Forening in January 2020: https://finansanalytiker.no/innlegg/januar-2020-oppdatert-konvensjon-for-det-norske-sertifikat- og-obligasjonsmarkedet/ Yield is specified in Final Terms. 13.4 General terms and conditions These general terms and condtions summarize and describe the general terms and conditions set out in any Bond Terms. The Bond Trustee may amend the general terms and conditions in the Bond Tems for any new issue of bonds during the tenor of this Base Prospectus. This may cause the general terms and conditions in this Base Prospectus to be incorrect and no longer valid for such new issues of bonds. If the general terms and conditions in this Base Prospectus at any point in time no longer represents the correct understanding of the general terms and conditions set out in the Bond Terms, the Bond Terms shall prevail. The Bond Tems are attached to the Final Terms.

13.4.1 Use of proceeds The Issuer will use the net proceeds from the issuance of the Bonds for refinancing of its existing USD 403 million convertible bonds maturing February 2022 and for general corporate purposes. Other use of proceeds will be specified in the Final Terms. 13.4.2 Publication This Base Prospectus, any supplement(s) to this Base Prospectus and the Final Terms will be available for inspection at the offices of Golar LNG Limited, 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda or on the Issuer’s website at https://www.golarlng.com. The Prospectus will be published by a stock exchange announcement. 13.4.3 Redemption Matured interest and matured principal will be credited each Bondholder directly from the Securities Registry. Claims for interest and principal shall be limited in time pursuant the Norwegian Act relating to the Limitation Period Claims of 18 May 1979 no 18, p.t. 3 years for interest rates and 10 years for principal. 13.4.4 Fees, Expenses and Tax legislation The tax legislation of the investor’s Member State and of the Issuer’s country of incorporation may have an impact on the income received from the securities. The Issuer shall pay any stamp duty and other public fees in connection with the loan. Any public fees or taxes on sales of Bonds in the secondary market shall be paid by the Bondholders, unless otherwise decided by law or regulation. The Issuer is responsible for withholding any withholding tax imposed by Norwegian law. 13.4.5 Security Depository and secondary trading The Bonds are electronically registered in book-entry form with the Securities Depository, see also the definition of "Securities Depository". Securities Depository is specified in the Final Terms. Secondary trading will be made over an Exchange for Bonds listed on a marketplace. See also definition of “Market Making”. Prospectus fee for the Base Prospectus including templates for Final Terms is NOK 104,000. In addition, there is a listing fee for listing of the Bonds in accordance with the current price list of the Exchange. The listing fees will be specified in the Final Terms. 13.4.6 Status of the Bonds and Security The Bonds will constitute senior unsecured debt obligations of the Issuer. The Bonds will rank pari passu between themselves and will rank at least pari passu with all other senior obligations of the Issuer other than obligations which are mandatorily preferred by law. The Bonds shall rank ahead of subordinated capital. The Bonds are unsecured. 13.4.7 Bond Terms The Bond Terms has been entered into between the Issuer and the Bond Trustee. The Bond Terms regulates the Bondholders’ rights and obligations in relations with the bond issue. The Bond Trustee enters into the Bond Terms on behalf of the Bondholders and is granted authority to act on behalf of the Bondholders to the extent provided for in the Bond Terms. By virtue of being registered as a Bondholder (directly or indirectly) with the CSD, the Bondholders are bound by the Bond Terms and any other Finance Document, without any further action required to be taken or formalities to be complied with by the Bond Trustee, the Bondholders, the Issuer or any other party. The Bond Terms will be attached to the Final Terms for each Bond issue and is also available through the Global Coordinators and the Joint Lead Managers, the Issuer and the Bond Trustee. 13.4.8 Legislation The Bond Terms are governed by and construed in accordance with Norwegian law. The Company is a corporation organised under the laws of Bermuda. The Company operates under the provisions of the Bermuda Companies Law of 1981.

13.4.9 Approvals The Bonds will be / have been issued in accordance with the Issuer’s Board of Directors approval. The date of the Issuer’s Board of Directors approval will be specified in the Final Terms. The Base Prospectus has been submitted to the Norwegian Financial Supervisory Authority (Finanstilsynet) before listing of the Bonds takes place. Final Terms will be submitted to Finanstilsynet for information in connection with an application for listing of a Bond Issue. The Base prospectus will not be the basis for offers for subscription in bonds that are not subject to a prospectus obligation. 13.4.10 Restrictions on the free transferability of the securities Any restrictions on the free transferability of the securities will be specified in the Final Terms. 13.5 Return and redemption Bonds may have return and redemption mechanisms as explained below. The relevant Final Terms refer to these mechanisms and provide relevant parameter values for the specific bond issue. 13.5.1 Bonds with floating rate 13.5.1.a Return (interest) The Interest Rate is specified in Interest Rate ii). Payment of the Interest Rate is calculated on basis of the Day Count Convention (b). Interest Rate or Reference Rate may be deemed to be zero. The period lengths are equal throughout the term of the Loan, but each Interest Payment Date is adjusted in accordance with the Business Day Convention. The Interest Rate for each forthcoming period are determined two Business Days prior to each Interest Payment Date based on the then current value of the Reference Rate plus the Margin. The Interest Rate is paid in arrears on each Interest Payment Date. The first Interest Period runs from and including the Issue Date to but excluding the first Interest Payment Date. The subsequent Interest Periods run from and including an Interest Payment Date to but excluding the next Interest Payment Date. The last Interest Payment Date corresponds to the Maturity Date. The relevant Reference Rate, the Margin, the Interest Payment Dates and the then current Interest Rate will be specified in the applicable Final Terms. Interest calculation method for secondary trading is given by act/360, modified following. 13.5.1.b Redemption Redemption is made in accordance with the definition of Redemption. 13.5.2 Bonds with fixed rate 13.5.2.a Return (interest) The interest rate is specified in Interest Rate (i). Payment of the the Interest Rate is calculated on basis of the Day Count Convention (a). The Interest Rate is paid in arrears on each Interest Payment Date. The first Interest Period runs from and including the Issue Date to but excluding the first Interest Payment Date. The subsequent Interest Periods run from and including an Interest Payment Date to but excluding the next Interest Payment Date. The last Interest Payment Date corresponds to the Maturity Date. The Interest Rate and the Interest Payment Dates will be specified in the applicable Final Terms. Interest calculation method for secondary trading is given by act/365 for bond issue with fixed rate. 13.5.2.b Redemption Redemption is made in accordance with the definition of Redemption. 13.6 Rating The Issuer has not been rated.

The Bonds have not been rated. 13.7 Final Terms Template for Final Terms for fixed and floating bond issue, see Appendix 2.

14 Third party information and statement by experts and declarations of any interest 14.1 Third party information Part of the information given in this Base Prospectus has been sourced from a third party. It is hereby confirmed that the information has been accurately reproduced and that as far as Golar LNG Limited is aware and is able to ascertain from information published by that third party, no facts have been omitted which would render the reproduced information inaccurate or misleading. The following table lists such third parties: Kind of information Publicly available Name of third party Business address Qualifications Material interest in the Company Projection / Forecast from online database as per 12 January 2022 No IHS Markit 25 Ropemaker Street London, United Kingdom Provider of research and analysis None

Cross reference list Reference in Base Prospectus Refers to Details 11.1 Historical Financial Information for the Company Interim Report Q3 2021 available at https://www.sec.gov/ix?doc=/Archives/e dgar/data/0001207179/0001207179210 00028/glng-20210930.htm Consolidated Statements of Operations, page 3 Consolidated Balance Sheets, page 5 Consolidated Statements of Cash Flows, page 7 Interim Report Q2 2021 available at https://www.sec.gov/ix?doc=/Archives/e dgar/data/1207179/0001207179210000 16/glng-20210630.htm Consolidated Statements of Operations, page 3 Consolidated Balance Sheets, page 5 Consolidated Statements of Cash Flows, page 6 Interim Report Q1 2021 available at https://www.sec.gov/Archives/edgar/dat a/1207179/000120717921000010/golarl ngltd6-kq12021.htm Consolidated Statements of Operations, page 7 Consolidated Balance Sheets, page 9 Consolidated Statements of Cash Flows, page 20 Annual Report 2020, available at https://www.golarlng.com/investors/annu al-reports/2020.aspx Consolidated Statements of Operations, page F-8 Consolidated Balance Sheets, page F-10 Consolidated Statements of Cash Flows, page F-11 Notes to the consolidated financial statements, pages F-14 – F-72 Annual Report 2019, available at https://www.golarlng.com/investors/annu al-reports/2019.aspx Consolidated Statements of Operations, page F-8 Consolidated Balance Sheets, page F-10 Consolidated Statements of Cash Flows, page F-11 Notes to the consolidated financial statements, pages F-14 – F-69 11.2 Auditing of historical annual financial information Annual Report 2020, available at https://www.golarlng.com/investors/annu al-reports/2020.aspx Auditors’ report, pages F-2 – F-6 Annual Report 2019, available at https://www.golarlng.com/investors/annu al-reports/2019.aspx Auditors’ report, page F-2 – F-5 References to the documents mentioned above are limited to information given in “Details”, e.g. that the non- incorporated parts are either not relevant for the investor or covered elsewhere in the prospectus.

Global Coordinators’ and Joint Lead Managers’ disclaimer DNB Bank ASA and Pareto Securities AS as Global Coordinators, and Danske Bank A/S and Nordea Bank Abp as Joint Lead Managers, have assisted the Company in preparing this Base Prospectus. The Global Coordinators and the Joint Lead Managers have not verified the information contained herein. Accordingly, no representation, warranty or undertaking, express or implied, is made and the Global Coordinators and the Joint Lead Managers expressly disclaim any legal or financial liability as to the accuracy or completeness of the information contained in this Base Prospectus or any other information supplied in connection with the issuance or distribution of bonds by Golar LNG Limited. This Base Prospectus is subject to the general business terms of the Global Coordinators and the Joint Lead Managers, available at their respective websites. Confidentiality rules and internal rules restricting the exchange of information between different parts of the Global Coordinators and the Joint Lead Managers may prevent employees of the Global Coordinators and the Joint Lead Managers who are preparing this Base Prospectus from utilizing or being aware of information available to the Global Coordinators and the Joint Lead Managers and/or any of their affiliated companies and which may be relevant to the recipient's decisions. Each person receiving this Base Prospectus acknowledges that such person has not relied on the Global Coordinators and the Joint Lead Managers, nor on any person affiliated with it in connection with its investigation of the accuracy of such information or its investment decision. Oslo, 11 March 2022 DNB Bank ASA (www.dnb.no) Pareto Securities AS (www.paretosec.com) Danske Bank A/S (www.danskebank.no) Nordea Bank Abp (www.nordea.no)

Annex 1 Memorandum of Association and Bye-Laws Memorandum of Association and Bye-Laws can be accessed through the following hyperlink: https://www.golarlng.com/investors/legal/memorandum-of-association-and-bye-laws.aspx

Annex 2 Template for Final Terms for fixed and floating rate Bonds

[Annex 2] Final Terms for [Title of the bond issue] Hamilton (Bermuda), [Date]

Golar LNG Limited Final Terms - [Title of Bonds] ISIN [ISIN] 42 Terms used herein shall be deemed to be defined as such for the purpose of the conditions set forth in the Base Prospectus clauses 2 Definitions and 13.3 Definitions, these Final Terms and the attached Bond Terms. [In case MiFID II identified target market are professional investors and eligible counterparties, insert the following:] [MIFID II product governance / Professional investors and eligible counterparties (ECPs) only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended) (MiFID II); and (ii) all channels for distribution of the Bonds to eligible counterparties and professional clients are appropriate. [Consider any negative target market]. Any person subsequently offering, selling or recommending the Bonds (a distributor) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.] [UK MiFIR product governance / Professional investors and eligible counterparties only (ECPs) target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (UK MiFIR); and (ii) all channels for distribution of the Bonds to eligible counterparties and professional clients are appropriate. [Consider any negative target market]. Any person subsequently offering, selling or recommending the Bonds (a distributor) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the UK MiFIR Product Governance Rules) is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.] [PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (EEA). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation (as defined below). Consequently no key information document required by Regulation (EU) No. 1286/2014 (as amended) (the PRIIPs Regulation) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.] [PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (UK). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA); (ii) a customer within the meaning of the provisions of FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No. 1286/2014 as it forms part of domestic law by virtue of the EUWA (the UK PRIIPs Regulation) for offering or selling the Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.] [In case MiFID II identified target market are retail investors, professional investors and eligible counterparties, insert the following:] [MIFID II product governance / Retail investors, professional investors and eligible counterparties (ECPs) target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is eligible counterparties, professional clients

Golar LNG Limited Final Terms - [Title of Bonds] ISIN [ISIN] 43 and retail clients, each as defined in Directive 2014/65/EU (as amended) (MiFID II); EITHER [and (ii) all channels for distribution of the Bonds are appropriate[, including investment advice, portfolio management, non-advised sales and pure execution services]] OR [(ii) all channels for distribution to eligible counterparties and professional clients are appropriate; and (iii) the following channels for distribution of the Bonds to retail clients are appropriate – investment advice[,/and] portfolio management[,/ and][non-advised sales][and pure execution services][, subject to the distributor’s suitability and appropriateness obligations under MiFID II, as applicable]]. [Consider any negative target market]. Any person subsequently offering, selling or recommending the Bonds (a distributor) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturer[‘s/s’] target market assessment) and determining appropriate distribution channels[, subject to the distributor’s suitability and appropriateness obligations under MiFID II, as applicable].] [UK MiFIR product governance / Retail investors, professional investors and eligible counterparties target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is retail clients, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA), and eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (COBS), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (UK MiFIR); EITHER [and (ii) all channels for distribution of the Bonds are appropriate, including investment advice, portfolio management, non- advised sales and pure execution services] OR [(ii) all channels for distribution to eligible counterparties and professional clientsare appropriate; and (iii) the following channels for distribution of the Bonds to retail clients are appropriate – investment advice[,/and] portfolio management[,/ and][non-advised sales][and pure execution services][, subject to the distributor’s (as defined below) suitability and appropriateness obligations under COBS, as applicable]]. [Consider any negative target market]. Any person subsequently offering, selling or recommending the Bonds (a distributor) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to FCA Handbook Product Intervention and Product Governance Sourcebook (the UK MiFIR Product Governance Rules) is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels[, subject to the distributor’s suitability and appropriateness obligations under COBS, as applicable].] This document constitutes the Final Terms of the Bonds described herein pursuant to the Regulation (EU) 2017/1129 and must be read in conjunction with the Base Prospectus dated 11 March 2022 and [the supplement[s] to the Base Prospectus dated [date]]. The Base Prospectus dated 11 March 2022 [and the supplement[s] to the Base Prospectus dated [date]] [together] constitute[s] a base prospectus for the purposes of the Regulation (EU) 2017/1129 ([together,] the “Base Prospectus”). Final Terms include a summary of each Bond Issue. These Final Terms and the Base Prospectus [and the supplement[s] to the Base Prospectus] are available on the Issuer's website https://www.golarlng.com, or on the Issuer's visit address, 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda, or their successor (s).

Golar LNG
Final Terms - [Title of Bonds] ISIN

1 Summary

The below summary has been prepared in accordance with the disclosure requirements in Article 7in the Regulation (EU) 2017/1129 as of 14 June 2017.

Introduction and warning

Disclosure requirement	*Disclosure*
Warning	This summary should be read as introduction to the Base Prospectus. Any decision to invest in the securities should be based on consideration of the Base Prospectus as a whole by the investor. The investor could lose all or part of the invested capital. Where a claim relating to the information contained in the Base Prospectus is brought before a court, the plaintiff investor might, under the national law, have to bear the costs of translating the Base Prospectus before the legal proceedings are initiated. Civil liability attaches only to those persons who have tabled the summary including any translation thereof, but only where the summary is misleading, inaccurate or inconsistent, when read together with the other parts of the Base Prospectus, or where it does not provide, when read together with the other parts of the prospectus, key information in order to aid investors when considering whether to invest in such securities.
Name and international securities identification number ('ISIN') of the securities.	[•]
Identity and contact details of the issuer, including its legal entity identifier ('LEI').	Golar LNG Limited 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda Telephone: +1(441) 295-4705 Registration number 30506 in the Registrar of Companies in Bermuda. LEI-code ((legal entity identifier): 213800C2VSFZG3EZLO34.
Identity and contact details of the offeror or of the person asking for admission to trading on a regulated market.	There is no offeror, the Base Prospectus has been produced in connection with listing of the securities on an Exchange. The Issuer is going to ask for admission to trading on a regulated market.
Identity and contact details of the competent authority that approved the prospectus	Financial Supervisory Authority of Norway (Finanstilsynet), Revierstredet 3, 0151 Oslo. Telephone number is +47 22 93 98 00. E-mail: prospekter@finanstilsynet.no.
Date of approval of the prospectus.	The Base Prospectus was approved on 11 March 2022.

Key information on the Issuer

Disclosure requirements	*Disclosure*
Who is the issuer of the securities	Golar LNG Limited
Domicile and legal form	The Company is a corporation organized under the laws of Bermuda. The Company operates under the provisions of the Bermuda Companies Law of 1981.
Principal activities	Golar LNG Limited provides infrastructure for the liquefaction, transportation, regasification and downstream distribution of LNG. It is engaged in the acquisition, ownership, operation and chartering of FLNGs, FSRUs and LNG carriers. It also operates vessels on behalf of third parties under management agreements.
Major shareholders	

Shareholder	Number of shares	Ownership (%)
Cobas Asset Management, SGIIC, SA	13,050,460	12.06 %
Orbis Investment Management	11,684,827	10.80 %
Rubric Capital Management LP	5,770,869	5.33 %
Tor Olav Trøim	5,314,454	4.91 %

44

Golar LNG
Final Terms - [Title of Bonds]
ISIN

BlackRock Institutional Trust	4,536,706	4.19 %
Bain Capital	3,841,925	3.55 %
Fidelity Management & Research	3,823,112	3.53 %
Point72 Asset Management, L.P.	2,762,106	2.55 %
Niels Stolt-Nielsen	2,741,740	2.53 %
Baron Capital Management	2,685,137	2.48 %
Steinberg Asset Management, LLC	1,831,012	1.69 %
Pinnacle Associates	1,778,527	1.64 %
State Street Global Advisors (US)	1,485,256	1.37 %
Huber Capital Management LLC	1,464,830	1.35 %
Millenium Management	1,298,846	1.20 %
Norges Bank Investment Management	1,169,337	1.08 %
Goldman Sachs Asset Management (US)	1,090,129	1.01 %
Impala Asset Management	971,765	0.90 %
Geode Capital Management	922,376	0.85 %
Nuveen LLC	786,555	0.73 %

There are no arrangements, known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Management

Name	Position
Karl Fredrik Staubo	Chief Executive Officer
Eduardo Maranhão	Chief Financial Officer
Øistein Dahl	Chief Operating Officer
Olve Skjeggedal	Chief Technical Officer

Statutory auditors	Ernst & Young LLP
What is the key financial information regarding the issuer	
Key financial information	

Golar LNG Limited consolidated financial statements:

Amounts in thousands of USD		Interim Report		Annual Report	
	Q3 2021	Q2 2021	Q1 2021	2020	2019
Operating income	112,092	111,123	61,706	125,653	60,659
Net financial debt (long term debt plus short term debt minus cash)	2,158,031	2,172,309	2,223,946	2,223,091	2,313,704
Net Cash flows from operating activities	58,436	64,546	46,104	145,783	106,545
Net Cash flows from financing activities	-119,635	-27,628	7,713	-162,295	-136,000
Net Cash flow from investing activities	-7,128	-118,876	-46,254	-103,028	-264,394

There is no description of any qualifications in the audit report for the Annual Report 2020.

What are the key risk factors that are specific to the issuer	The Group operates the majority of its vessels in the spot/short- term charter market, which is subject to volatility. Failure to find profitable employment for these vessels could adversely affect the Group's operations. The FLNG conversions undertaken by the Group are highly complex. The Group cannot guarantee the full utilization of the full capacity of FLNG Hilli and sufficient profitability to justify its investment.

45

Golar LNG Limited Final Terms - [Title of Bonds] ISIN [ISIN] 46 Delays and costs associated with renegotiation of the Group’s conversion contracts and capital expenditure commitments with Keppel as a result of BP’s force majeure claim could adversely affect its earnings, cash flows and financial condition. The Group may not be able to obtain financing, to meet obligations as they fall due or to fund growth or future capital expenditures. The values of the Group’s vessels may fluctuate. Exposure to equity price volatility in New Fortress Energy Inc’s (“NFE”) shares could adversely affect the Group’s financial results. Continued provision of management services is reliant on third parties. Outbreaks of epidemic and pandemic diseases and governmental responses thereto could adversely affect the Group’s business. Key information on the securities Disclosure requirements Disclosure What are the main features of the securities Description of the securities, including ISIN code. [●] Currency for the bond issue [●] Borrowing Limit and Borrowing Amount [● tranche] [●] Denomination – Each Bond [●] Any restrictions on the free transferability of the securities. [●] Description of the rights attached to the securities, limitations to those rights and ranking of the securities. [●] Information about Issue and Maturity Date, interest rate, instalment and representative of the bondholders [●] Status of the bonds and security [●] Where will the securities be traded Indication as to whether the securities offered are or will be the object of an application for admission to trading. [●] What are the key risks that are specific to the securities Most material key risks Risk of being unable to repay the Bonds. Prospective investors may not be able to recover losses incurred through civil proceedings for Norwegian or U.S. securities laws violations. Put Option Event - the Company’s ability to redeem the Bonds with cash may be limited. Key information on the admission to trading on a regulated marked Disclosure requirements Disclosure Under which conditions and timetable can I invest in this security? [●] The estimate of total expenses related to the admission to trading is as follow: [●] [/ Other: (specify)] Listing fee Oslo Børs [●] Registration fee Oslo Børs [●]

Golar LNG Limited Final Terms - [Title of Bonds] ISIN [ISIN] 47 Why is the prospectus being produced In connection with listing of the securities on the Oslo Børs. Reasons for the admission to trading on a regulated marked and use of. Use of proceeds [●] Estimated net amount of the proceeds [●] Description of material conflicts of interest to the issue including conflicting interests. [●]

Golar LNG Limited Final Terms - [Title of Bonds] ISIN [ISIN] 48 2 Detailed information about the security Generally: ISIN code: [ISIN] The Loan/The Bonds: [Title of the bond issue] Borrower/Issuer: Golar LNG Limited is registered with the Registrar of Companies in Bermuda with registration number 30506. The Company’s LEI code is 213800C2VSFZG3EZLO34. Group: Means the Issuer and its subsidiaries from time to time. Security Type: Unsecured [open] bond issue with [fixed/floating] rate Borrowing Limit – Tap Issue: [Currency] [Amount borrowing limit] Borrowing Amount [●] tranche: [Currency] [Amount [●] tranche] Denomination – Each bond: [Currency] [Amount denomination] - each and ranking pari passu among themselves Securities Form: As set out in the Base Prospectus clause 13.1. Publication: As specified in the Base Prospectus section 13.4.2. Issue Price: [As defined in the Base Prospectus section 13.3 [Issue price] % Disbursement Date/Issue Date: [As defined in the Base Prospectus section 13.3 [Issue date] Maturity Date: [As defined in the Base Prospectus section 13.3 [Maturity Date] Interest Rate: Interest Bearing from and Including: [Issue date / Other: (specify)] Interest Bearing To: [As defined in the Base Prospectus section 13.3 [Maturity Date] / Other: (specify)] Reference Rate: [As defined in the Base Prospectus section 13.3 Floating rate: [NIBOR / other] [3 / 6 / 12] months [description of Reference Rate] Relevant Screen Page: [Relevant Screen Page] Specified time: [specified time] Information about the past and future performance and volatility of the Reference Rate is available at [Relevant Screen Page / other: (specify)] Fallback provisions: [Provisions] / Other: (specify)]

Golar LNG Limited Final Terms - [Title of Bonds] ISIN [ISIN] 49 / Fixed Rate: N/A] Margin: [As defined in the Base Prospectus section 13.3 Floating Rate: [Margin] % p.a. / Fixed Interest: N/A / Other: (specify)] Interest Rate: [Bond issue with floating rate (as defined in the Base Prospectus section 13.3): [Reference Rate + Margin] Current Interest Rate: [current interest rate] % p.a. / Bond Issue with fixed rate (as defined in the Base Prospectus section 13.3): [Interest rate] % p.a. Day Count Convention: [Floating Rate: As defined in the Base Prospectus section 13.3 / Fixed Rate: As defined in the Base Prospectus section 13.3 Day Count Fraction – Secondary Market: [Floating Rate: As specified in the Base Prospectus section 13.5.1.a / Fixed Rate: As specified in the Base Prospectus section 13.5.2.a Interest Determination Date: [Floating Rate: As defined in the Base Prospectus section 13.3. Interest Rate Determination Date: [Interest Rate Determination Date(s)] each year. / Fixed rate: N/A / Other: (specify)] Interest Rate Adjustment Date: [Floating Rate: As defined in the Base Prospectus section 13.3. / Fixed rate: N/A] Interest Payment Date: As defined in the Base Prospectus section 13.3 and specified in the Base Prospectus section 13.5.1 (FRN) / section 13.5.2 (fixed rate) Interest Payment Date: [Date(s)] each year. The first Interest Payment Date is [Date]. #Days first term: [Number of interest days] days Yield: As defined in the Base Prospectus section 13.3. The Yield is [yield] Business Day: As defined in the Base Prospectus section 13.3. / Other: (specify)] Amortisation and Redemption: Redemption: As defined in the Base Prospectus section 13.3 and as specified in the Base Prospectus section 13.4.3, 13.5.1.b and 13.5.2.b. The Maturity Date is [maturity date] Redemption Price is [redemption price] % Call Option: As defined in the Base Prospectus section 13.3.

Golar LNG Limited Final Terms - [Title of Bonds] ISIN [ISIN] 50 [terms of the call option] Call Date(s): [call date(s)] Call Price(s): [call price(s)] Call Notice Period: [call notice period] Put Option: As defined in the Base Prospectus section 13.3. [terms of the put option] Early redemption option due to a tax event: As defined in the Base Prospectus section 13.3. [terms of the early redemption option] Obligations: Issuer’s special obligations during the term of the Bond Issue: As specified in the Base Prospectus section 13.4.7. / Other: (specify)] Listing: Listing of the Bond Issue/Marketplace: As defined in the Base Prospectus section 13.3 and specified in the Base Prospectus section 13.4.5. Exchange for listing of the Bonds: [Exchange] / The Bonds will not be applied for listing on any Exchange. / Other: (specify)] Any restrictions on the free transferability of the securities: As specified in the Base prospectus section 13.4.10. Restrictions on the free transferability of the securities: [specify] Purpose/Use of proceeds: As specified in the Base Prospectus section 13.4.1. Estimated total expenses related to the offer: [specify] Estimated net amount of the proceeds: [specify] Use of proceeds: [specify] [Other: (specify)] Prospectus and Listing fees: As defined in the Base Prospectus section 13.3 and specified in the Base Prospectus section 13.4.5. Listing fees: [specify] / Other: (specify)] Market-making: As defined in the Base Prospectus section 13.3. [A market-making agreement has been entered into between the Issuer and [name of market maker]] / Other: (specify)] Approvals: As specified in the Base Prospectus section 13.4.9. Date of the Board of Directors’ approval: [date] / Other: (specify)]

Golar LNG Limited Final Terms - [Title of Bonds] ISIN [ISIN] 51 Bond Terms: As defined in the Base Prospectus section 13.3 and specified in the Base Prospectus section 13.4.7. By virtue of being registered as a Bondholder (directly or indirectly) with the CSD, the Bondholders are bound by the Bond Terms and any other Finance Document, without any further action required to be taken or formalities to be complied with by the Bond Trustee, the Bondholders, the Issuer or any other party. / Other: (specify)] Status and security: As specified in the Base Prospectus section 13.4.5. / Other: (specify)] Bondholders’ meeting/ Voting rights: As defined in the Base Prospectus section 13.3. / Other: (specify)] Availability of the Documentation: https://www.golarlng.com Global Coordinator(s): [name of global coordinator(s)] as [type of coordinator] Joint Lead Manager(s): [name of joint lead manager(s)] as [type of manager] Bond Trustee: As defined in the Base prospectus section 13.3. Paying Agent: As defined in the Base prospectus section 13.3. The Paying Agent is [name and address of the Paying Agent] Securities Depository / CSD: As defined in the Base Prospectus section 13.3 and specified in the Base Prospectus section 13.4.5 / Other: (specify)] Calculation Agent: [As defined in the Base Prospectus section 13.3 / Other: (specify)] Listing fees: Prospectus fee for the Base Prospectus including template for Final Terms is NOK 104,000. [Listing and other fees at the Exchange: (specify) / No listing: N/A]

Golar LNG Limited, 11 March 2022 Base Prospectus 52 3 Additional information Advisor The Issuer has mandated [name of global coordinator(s) and joint lead manager(s)] as [type of coordinator and manager] for the issuance of the Loan. The [type of coordinator and manager] [has/have] acted as advisor[s] to the Issuer in relation to the pricing of the Loan. The [type of coordinator and manager] will be able to hold position in the Loan. / Other: (specify)] Interests and conflicts of interest [The involved persons in the Issuer or offer of the Bonds have no interest, nor conflicting interests that are material to the Bond Issue. / Other: (specify)] Rating [There is no official rating of the Loan. The Issuer is rated as follows: Standard & Poor’s: [•] Moody’s: [•] / Other: (specify)] Listing of the Loan: [As defined in the Base Prospectus section 13.3] The Prospectus will be published in [country]. An application for listing at [Exchange] will be sent as soon as possible after the Issue Date. Each bond is negotiable. Statement from the [type of coordinator and manager]: [name of global coordinator(s) and joint lead manager(s)] have assisted the Issuer in preparing the prospectus. The [type of coordinator and manager] have not verified the information contained herein. Accordingly, no representation, warranty or undertaking, express or implied, is made, and the [type of coordinator and manager] expressively disclaim[s] any legal or financial liability as to the accuracy or completeness of the information contained in this prospectus or any other information supplied in connection with bonds issued by the Issuer or their distribution. The statements made in this paragraph are without prejudice to the responsibility of the Issuer. Each person receiving this prospectus acknowledges that such person has not relied on the [type of coordinator and manager] nor on any person affiliated with them in connection with its investigation of the accuracy of such information or its investment decision. [place], [date] [name of global coordinator(s) and joint lead manager(s)] [web address of global coordinator(s) and joint lead manager(s)]

Golar LNG Limited, 11 March 2022

Base Prospectus

Annex 3 Subsidiaries

The following table lists our significant subsidiaries as determined by the public reporting requirements of the United States Securities and Exchange Commission and their purpose as at 31 December 2021. Unless otherwise indicated, we own a 100% ownership interest in each of the following subsidiaries.

Name	Jurisdiction of Incorporation	Purpose
Golar LNG 2216 Corporation	Marshall Islands	Owns and operates *Golar Arctic*
Golar Management Limited	United Kingdom	Management company
Golar GP LLC – Limited Liability Company	Marshall Islands	Holding company
Golar LNG Energy Limited	Bermuda	Holding company
Gimi MS Corporation (a)	Marshall Islands	Owns *FLNG Gimi*
Gimi Holding Company Limited (b)	Bermuda	Holding company
Golar Hilli Corporation	Marshall Islands	Owns *FLNG Hilli*
Golar Gandria N.V.	Curacao	Owns and operates *Golar Gandria*
Golar Hull M2021 Corporation	Marshall Islands	Leases *Golar Seal* [1,2]
Golar Hull M2022 Corporation	Marshall Islands	Leases *Golar Crystal* [1,2]
Golar Hull M2027 Corporation	Marshall Islands	Owns and operates Golar *Bear*[2]
Golar Hull M2047 Corporation	Marshall Islands	Leases *Golar Snow* [1,2]
Golar Hull M2048 Corporation	Marshall Islands	Leases *Golar Ice* [1,2]
Golar LNG NB10 Corporation	Marshall Islands	Leases *Golar Glacier* [1,2]
Golar LNG NB11 Corporation	Marshall Islands	Leases *Golar Kelvin* [1,2]
Golar LNG NB12 Corporation	Marshall Islands	Owns and operates *Golar Frost*[2]
Golar LNG NB13 Corporation	Marshall Islands	Leases *Golar Tundra* [1,2]
Golar Management Norway AS	Norway	Vessel management company
Golar Management Malaysia SDN. BDH.	Malaysia	Vessel management company
Golar Management DOO	Croatia	Vessel management company
Golar Viking Management DOO	Croatia	Vessel management company
Golar Shoreline LNG Limited	Bermuda	Holding company (holds 6% of project company in Ivory Coast)
Golar Hilli LLC (c)	Marshall Islands	Holding company

(a) In November 2018, Gimi MS Corporation ("Gimi MS Corp") was incorporated with Golar LNG Limited as sole shareholder. In February 2019, the FLNG Gimi was transferred to Gimi MS Corp from Golar Gimi Corporation. In April 2019, First FLNG Holdings Pte. Ltd. ("First FLNG Holdings"), an indirect wholly-owned subsidiary of Keppel Capital, acquired a 30% share in Gimi MS Corp..See note 5 of the Annual Report 2020 and Annual Report 2019 for further details.

(b) In July 2019, Gimi Holding Company Limited was incorporated and is wholly owned by Golr LNG. In October 2019, Golar LNG Limited transferred its ownership in Gimi MS Corporation to Gimi Holding Company Limited.

(c) In February 2018, Golar Hilli LLC was incorporated with Golar LNG Limited as sole member. In July 2018, shares in Golar Hilli Corp. (a 89% owned subsidiary of Golar Hilli LLC) were exchanged for Hilli Common Units, Series A Special Units and Series B Special Units. See note 5 of the Annual Report 2020 and Annual Report 2019 for further details.

(1) The above table excludes mention of the lessor variable interest entities ("lessor VIEs") that Golar LNG Limited has leased vessels from under finance leases. The lessor VIEs are wholly-owned, newly formed special purpose vehicles ("SPVs") of financial institutions. While Golar LNG Limited does not hold any equity investments in these SPVs, Golar LNG Limited has concluded that it are the primary beneficiary of these lessor VIEs and accordingly have consolidated these entities into its financial results.

(2) The vessel is part of the Vessel SPA under which Cool Company acquired eight vessels from Golar LNG Limited

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Golar LNG Limited, 11 March 2022

Base Prospectus

Annex 4 Complete fleet list

The following table lists our current owned shipping fleet as of 31 December 2021:

Vessel Name	Year of Delivery	Capacity Cubic	Flag	Type	Charterer/ Pool Arrangement	Current Charter Expiration
Golar Arctic	2003	140,000	Marshall Islands	LNGC Membrane	A major European trading company	2022
Golar Bear (1,2)	2014	160,000	Marshall Islands	LNGC Membrane	Cool Pool	2021 - 2024
Golar Crystal (1,2)	2014	160,000	Marshall Islands	LNGC Membrane	Cool Pool	2021 - 2024
Golar Frost (1,2)	2014	160,000	Marshall Islands	LNGC Membrane	Cool Pool	2021 - 2024
Golar Glacier (1,2)	2014	162,000	Marshall Islands	LNGC Membrane	Cool Pool	2021 - 2024
Golar Ice (1,2)	2015	160,000	Marshall Islands	LNGC Membrane	Cool Pool	N/A
Golar Kelvin (1,2)	2015	162,000	Marshall Islands	LNGC Membrane	Cool Pool	2021 - 2024
Golar Seal (1,2)	2013	160,000	Marshall Islands	LNGC Membrane	Cool Pool	2021 - 2024
Golar Snow (1,2)	2015	160,000	Marshall Islands	LNGC Membrane	Cool Pool	2021 - 2024
Golar Tundra (1)	2015	170,000	Marshall Islands	FSRU Membrane	Cool Pool	2021 - 2024

(1) Vessels in the Cool Pool allow certain substitution rights which means that any vessel within the Cool Pool is interchangeable with another vessel of the same/similar technical specification and may not be considered to be dedicated to a particular charterer. Furthermore, pool earnings are aggregated and then allocated to the pool participants in accordance with the number of days each of their vessels are entered into the pool during the period.

(2) The vessel is part of the Vessel SPA under which Cool Company acquired eight vessels from Golar LNG Limited

The following table lists our vessels in the FLNG segment as of 31 December 2021:

Vessel Name	Year of Delivery	Capacity	Flag	Type	Customer	Current Charter Expiration	Charter Extension Options
Hilli Episeyo (1)	2017	2.4 mtpa	Marshall Islands	FLNG Moss	Perenco/SNH	2026	N/A
Gimi (2)	Conversion in progress	2.45 mtpa	Marshall Islands	FLNG Moss	BP	2043	N/A
Gandria (3)	Earmarked for conversion	126.000 cubic meters	Marshall Islands	Moss	Not applicable	N/A	N/A

(1) FLNG Hilli was converted into a FLNG from a LNG carrier which was originally constructed in 1975. She commenced her operations under the LTA with the Customer in May 2018. The existing LTA is for two of the four liquefaction trains and provides the Customer the option to increase liquefaction production. Golar LNG Limited's economic ownership interest in FLNG Hilli comprises 44.6% of the common units and 89.1% of each of the Series A Special Units and Series B Special Units in Golar Hilli LLC, the indirect disponent owner of FLNG Hilli.

(2) FLNG Gimi was delivered to the Keppel shipyard in Singapore in early 2019 to undergo conversion from a LNG carrier to a FLNG. In October 2020, we announced that we had confirmed a revised project schedule with BP for the Gimi GTA Project. which will result in the target connection date for the FLNG Gimi, previously scheduled for 2022, as set out in the LOA, being extended by 11 months. Except for the target connection date extension, the terms of the LOA remain unchanged. We have 70% ownership interest in FLNG Gimi.

(3) The Gandria is currently in lay-up and earmarked for conversion into a FLNG vessel. The conversion agreement is subject to certain payments and lodging of a full Notice to Proceed.

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